    As filed with the Securities and Exchange Commission on September 18, 1998
                                                      Registration No. 333-50255
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------



                          WESTSTAR ENVIRONMENTAL, INC.
                 (Name of small business issuer in its charter)
                               ------------------


            FLORIDA                             4953                     59-3066915
(State or other jurisdiction of     (Primary Standard Industrial        (IRS Employer
incorporation or organization)       Classification Code Number)     Identification No.)

            9550 REGENCY SQUARE BOULEVARD, SUITE 1109, JACKSONVILLE,
              FLORIDA 32225; (904) 721-7557 (Address and telephone
                     number of principal executive offices)
                               ------------------


            9550 REGENCY SQUARE BOULEVARD, SUITE 1109, JACKSONVILLE,
            FLORIDA 32225 (Address of principal place of business or
                      intended principal place of business)
                               ------------------



                           MICHAEL E. RICKS, PRESIDENT
            9550 REGENCY SQUARE BOULEVARD, SUITE 1109, JACKSONVILLE,
                FLORIDA 32225; (904) 721-7557 (Name, address, and
                     telephone number of agent for service)
                               ------------------



                                 With copies to:
        JOHN L. MILLING, ESQ.                            WILLIAM M. PRIFTI, ESQ.
         MILLING LAW OFFICES                               PRIFTI LAW OFFICES
115 RIVER ROAD, BLDG. 12, SUITE 1205                     220 BROADWAY, SUITE 204
         EDGEWATER, NJ 07020                               LYNNFIELD, MA 01940
           (201) 313-1600                                    (781) 593-4525
                               ------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /x/


                         CALCULATION OF REGISTRATION FEE



                                                                              Proposed          Proposed
                                                                 Amount        Maximum           Maximum           Amount of
                                                                  to be    Offering Price       Aggregate        Registration
                                                               Registered  Per Security(1)  Offering Price(1)        Fee
                                                               ----------  ---------------  -----------------    ------------
Title of each Class of Securities Being Registered
Units(2)(3)..................................................   1,150,000    $   5.10          $ 5,865,000         $1,730.18
                                                                ---------    --------          -----------         ---------

Common Stock, $.001 par value(4) (8).........................   1,150,000    $   6.00          $ 6,900,000         $2,035.50
                                                                ---------    --------          -----------         ---------

Representative's Securities Purchase Warrants(5).............     100,000    $   .001          $       100         $     .03
                                                                ---------    --------          -----------         ---------

Representative's Common Stock, $.001 par value(6) (8)........     100,000    $   7.25          $   725,000         $  213.88
                                                                ---------    --------          -----------         ---------

Representative's Underlying Common Stock Purchase Warrants(6)     100,000    $  0.145          $    14,500         $    4.28
                                                                ---------    --------          -----------         ---------

Representative's Underlying Common Stock(7)(8)...............     100,000    $   8.70          $   870,000         $  256.65
                                                                ---------    --------          -----------         ---------

TOTAL........................................................                                  $14,374,600         $4,240.52
                                                                                               ===========         =========



(1)      Estimated solely for purposes of calculating the registration fee.



(2) Each Unit consists of one share of common stock valued at $5.00 and one common stock purchase warrant valued at $0.10.



(3) Includes 150,000 Units which may be issued subject to the Representative's over-allotment option. Each Warrant included therein is exercisable for one share of Common Stock, $.001 par value.


(4)      Issuable upon exercise of the Redeemable Common Stock Purchase
         Warrants.

(5) To be sold to the Representative upon the completion of the offering. Each such Warrant is exercisable for securities (the "Securities") consisting of shares of Common Stock, $.001 par value (the "Representative's Common Stock") and warrants (the "Representative's Underlying Warrants") to purchase additional such shares (the "Representative's Underlying Common Stock").

(6)      Issuable upon exercise of the Representative's Securities Purchase
         Warrants.


(7) Issuable upon the exercise of the Representative's Underlying Common Stock Purchase Warrants.


(8) Pursuant to Rule 416 there are also registered hereby such additional, indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Common Stock Purchase Warrants, the Representative's Securities Purchase Warrants, and the Representative's Underlying Warrants.

                               ------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                           WESTSTAR ENVIRONMENTAL INC.



                      ------------------------------------



                              CROSS-REFERENCE SHEET


                      ------------------------------------



                  SHOWING LOCATION IN PROSPECTUS OF INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 23, PART I, OF FORM SB-2



          Item in Form SB-2                                     Prospectus Caption
          -----------------                                     ------------------
1.     Front of Registration Statement and
         Outside Front Cover of Prospectus .................  Facing Page of Registration Statement; Outside
                                                                Front Cover Page of Prospectus

2.     Inside Front and Outside Back
         Cover Pages of Prospectus..........................  Inside Front Cover Page of Prospectus;
                                                                Outside Back Cover Page of Prospectus

3.     Summary Information and Risk
         Factors............................................  Prospectus Summary; Risk Factors

4.     Use of Proceeds......................................  Use of Proceeds

5.     Determination of Offering Price......................  Outside Front Cover Page of Prospectus;
                                                                Risk Factors; Underwriting

6.     Dilution.............................................  Dilution

7.     Selling Security Holders.............................  Not Applicable

8.     Plan of Distribution.................................  Outside Front Cover Page of Prospectus;
                                                                Underwriting

9.     Legal Proceedings....................................  Business

10.    Directors, Executive Officers,
         Promoters and Control Persons......................  Management

11.    Security Ownership of Certain
         Beneficial Owners and Management ..................  Principal Stockholders

12.    Description of Securities............................  Description of Securities

13.    Interest of Named Experts and Counsel ...............  Experts; Legal Matters

14.    Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities....................................  Underwriting

15.    Organization Within Last Five Years .................  Business; Certain Transactions

16.    Description of Business..............................  Business; Risk Factors

17.    Management's Discussion and
         Analysis or Plan of Operation......................  Management's Discussion and Analysis of
                                                                Financial Condition and Results of Operations

18.    Description of Property..............................  Business

19.    Certain Relationships and
         Certain Transactions...............................  Certain Transactions

20.    Market for Common Equity and
         Related Stockholder Matters........................  Outside Front Cover Page of Prospectus;
                                                                Prospectus Summary; Risk Factors;
                                                                Market for Common Equity and
                                                                Related Stockholder Matters;
                                                                Description of Securities; Underwriting

21.    Executive Compensation...............................  Executive Compensation

22.    Financial Statements.................................  Financial Statements

23.    Changes in and Disagreements with
         Accountants on Accounting and
         Financial Disclosures..............................  Experts

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION


PROSPECTUS         PRELIMINARY PROSPECTUS DATED September 18, 1998



                                 1,000,000 UNITS



                             EACH UNIT CONSISTING OF
                   ONE SHARE OF COMMON STOCK, $.001 PAR VALUE
                    AND ONE REDEEMABLE STOCK PURCHASE WARRANT


                          WESTSTAR ENVIRONMENTAL, INC.


         The Units offered hereby are being sold by Weststar Environmental, Inc., a Florida corporation (the "Company") at a price of $5.10 per Unit. Each Unit consists of one share of common stock, $.001 par value per share (the "Shares" or the "Common Stock") and one redeemable common stock purchase warrant (the "Redeemable Warrants"). Each Redeemable Warrant entitles the holder to purchase one Share at a price of $6.00 per Share at any time during the four year period commencing one year from the date of this Prospectus and is redeemable at a redemption price of $.10 per Redeemable Warrant at any time commencing one year and thirty days from the date of this Prospectus on thirty days prior written notice, provided that the market price of the Common Stock equals or exceeds $8 per share for twenty consecutive days within ten days prior to the notice of redemption (see "Description of Securities").



         The Shares and the Redeemable Warrants comprising the Units will be automatically detached and separately transferable immediately prior to the commencement of trading and will be traded as separate securities. There will at no time be a trading market in the Units. Prior to this offering there has been no public market for the Common Stock or the Redeemable Warrants and no assurance can be given that a public market will develop for such Common Stock or the Redeemable Warrants after this offering. The public offering price for the Units does not necessarily bear any direct relationship to the Company's assets, earnings, book value or any other established criteria of value and was arbitrarily determined by the Company and Westport Resources Investment Services, Inc., the Representative of the several Underwriters in this offering (the "Representative") (see "Risk Factors - Arbitrary Determination of Offering Price"). The Company has made application to list the Common Stock and Redeemable Warrants for separate trading on the NASDAQ-SmallCap Market under the proposed symbols "WSTX" and "WSTXW, respectively, upon the closing of this offering.


         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION (SEE "RISK FACTORS" AND "DILUTION").

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                  UNDERWRITING
                                                 DISCOUNTS AND      PROCEEDS TO
                             PRICE TO PUBLIC     COMMISSIONS(1)     COMPANY (2)
                             ---------------     --------------     -----------
Per Unit (3)(4) ..........        $5.10               $.51             $4.59


             (see inside front cover for notes to this spread table)

                               ------------------



         The Units are being offered by the Underwriters on a firm commitment basis, when, as and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any order, in whole or in part. It is expected that delivery of the certificates representing the securities comprising the Units will be made against payment therefor at the offices of the Representative at 315 Post Road West, Westport, CT 06880 on or about __________, 1998.



                               ------------------



                  WESTPORT RESOURCES INVESTMENT SERVICES, INC.
                               315 POST ROAD WEST
                           WESTPORT, CONNECTICUT 06880

                 The date of this Prospectus is __________, 1998

Notes to Spread Table:


(1) In addition, the Company has agreed to the following: (1) It will pay the Representative a 3% non-accountable expense allowance. (2) It will issue to the Representative, upon the closing of this offering, warrants (the "Representative's Warrants") to purchase up to 100,000 Shares and up to 100,000 Redeemable Warrants (the "Underlying Warrants"). The Representative's Warrants are exercisable for a period of four years, commencing twelve months from the date of this Prospectus, at $7.25 per Share and $0.145 per Underlying Warrant and the Underlying Warrants are exercisable during the same time period at $8.70 per Share. (3) It will pay to the Representative consulting fees and certain other items of compensation. (4) The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act") (see "Underwriting").



(2) Before deducting expenses of the offering payable by the Company estimated at $386,102, including the non-accountable expense allowance payable to the Representative (see "Underwriting").



(3) The Company has assigned a value of $5.00 to each of the Shares and $0.10 to each of the Redeemable Warrants comprising the Units.



(4) The Company has granted the Representative an option (the "Over-allotment Option") exercisable within 45 days from the date of this Prospectus to purchase up to an additional 150,000 Units on the same terms, solely to cover over-allotments, if any. If the Over-allotment Option is exercised in full, the total "Price to Public", "Underwriting Discount and Commissions" and "Proceeds to Company" will be $5,865,000, $586,500, and $5,278,500, respectively.


         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND REDEEMABLE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH OTHERWISE MIGHT PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         The Company intends to furnish its shareholders with annual reports containing audited financial statements and a report thereon by its independent certified public accountants. In addition, the Company may furnish unaudited quarterly or other interim reports to its shareholders as it deems appropriate.

         The Company as issuer has undertaken to make post-effective amendments to the Registration Statement to which the Prospectus relates and to reflect therein any facts or events arising after the date hereof which represent a fundamental or material change in the information set forth herein or in said Registration Statement. Any such amendments, which relate to this Prospectus, will be disseminated to stockholders of the Company after the required filings with the Securities and Exchange Commission have been made.

         THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "ESTIMATE", "PROJECT", "INTEND", AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT NOT BE LIMITED TO, FUTURE RESULTS OF OPERATIONS, GROWTH PLANS, INTEGRATION OF NEW OPERATIONS, FINANCING NEEDS, INDUSTRY TRENDS, CONSUMER DEMAND AND LEVELS OF COMPETITION. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FORM THOSE EXPRESSED IN, CONTEMPLATED BY OR UNDERLYING ANY SUCH FORWARD-LOOKING STATEMENTS. STATEMENTS IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THOSE CONTAINED IN THE SECTIONS ENTITLED "RISK FACTORS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", "BUSINESS", AND IN THE NOTES TO THE COMPANY'S FINANCIAL STATEMENTS, DESCRIBE FACTORS, AMONG OTHERS, THAT COULD CONTRIBUTE TO OR CAUSE SUCH DIFFERENCES.

                               PROSPECTUS SUMMARY

         The following information is qualified in its entirety by the more detailed information and the financial statements appearing elsewhere in this Prospectus. Prospective investors should also carefully consider the information set forth herein under "Risk Factors". Unless otherwise indicated (i) the information throughout this Prospectus assumes non-exercise of the Over-allotment Option and (ii) all per share data and information in this Prospectus relating to shares of Common Stock outstanding has been adjusted to give effect to a fifteen-for-one forward stock split effected on February 16, 1998.

                                   THE COMPANY

         Weststar Environmental Inc. (the "Company") is a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. The Company also engages in the installation, replacement and repair of commercial and residential waste disposal systems. Plans to conduct a third area of business devoted to the recycling of non-hazardous waste materials are also being developed. At the present time, the Company's services are principally provided in the southeastern United States. The goal of management is to expand the Company's operations by conducting an aggressive acquisition program, increasing productivity and operating efficiency, and by internal growth.

         The Company was formed under the laws of the State of Florida on June 26, 1990. In February, 1998 the Company acquired all of the issued and outstanding capital stock of B&B Septic and Environmental Services, Inc. ("B&B"), a Florida corporation principally engaged in the installation, replacement and repair of waste disposal systems and wastewater treatment and disposal. At the time of such acquisition, B&B was owned by the Company's shareholders. Unless context requires otherwise, references herein to the Company include the Company and its wholly-owned subsidiary, B&B (see "The Company", "Business" and "Certain Transactions").

                                                   THE OFFERING


Securities Offered...................   1,000,000 Units, each Unit consisting of
                                        one Share and one Redeemable Warrant. An additional 150,000 Units have been reserved for issuance pursuant to the Representative's Over-allotment Option.



Offering Price.......................   $5.10 per Unit, to which the Company has
                                        assigned a value of $5.00 per Share and
                                        $0.10 per Redeemable Warrant.



Terms of Unit .......................   The securities comprising the Units will
                                        be automatically detached and separately transferable immediately prior to the commencement of trading and will be traded as separate securities. There will be no trading market in the Units.
                                        Accordingly, all Units issued subsequent to the commencement of trading will be in detached and separately transferable form.

Terms of Common Stock................   Holders of the Common Stock have one
                                        noncumulative vote for each share held.
                                        There are no preemptive, conversion or
                                        redemption privileges, nor sinking fund
                                        provisions with respect to the Common
                                        Stock. All of the Company's outstanding
                                        shares of Common Stock are validly
                                        issued, fully paid and non-assessable.
                                        The holders of shares of Common Stock
                                        are entitled to dividends when and as
                                        declared by the Board of Directors from
                                        funds legally available therefor and,
                                        upon liquidation, are entitled to share
                                        pro rata in any distribution to common
                                        shareholders (see "Description of
                                        Securities - Common Stock").



Terms of Redeemable
  Warrants...........................   Holders of the Redeemable Warrants have
                                        the right to purchase one share of
                                        Common Stock at an exercise price of
                                        $6.00 per share at any time during the
                                        four year period commencing one year
                                        from the date of this Prospectus. The
                                        Redeemable Warrants are redeemable at a
                                        redemption price of $.10 per Redeemable
                                        Warrant at any time after _____, 1999 on thirty days prior written notice, provided that the market price of the Common Stock equals or exceeds $8 per Share for twenty consecutive days within ten days prior to the notice of redemption (see "Description of
                                        Securities - Redeemable Warrants").



Common Stock Outstanding
  as of the Date of this
  Prospectus.........................   1,690,000 shares of Common Stock
                                        (excluding 487,500 shares of Common
                                        Stock which may be issued in connection
                                        with outstanding options).



Common Stock Outstanding
  After the Offering.................   2,690,000 shares of Common Stock. These
                                        share amounts do not include (i) up to
                                        487,500 shares of Common Stock issuable
                                        upon the exercise of the Company's
                                        outstanding options; (ii) up to
                                        1,000,000 shares of Common Stock
                                        issuable upon exercise of the Redeemable
                                        Warrants; (iii) up to 150,000 shares of
                                        Common Stock issuable upon the possible
                                        exercise by the Representative of the
                                        Over-allotment Option; (iv) up to
                                        150,000 shares of Common Stock
                                        underlying 150,000 Redeemable Warrants
                                        issuable upon the possible exercise by
                                        the Representative of the Over-allotment
                                        Option; (v) up to 100,000 shares of
                                        Common Stock issuable upon exercise of
                                        the Representative's Warrants; and (vi)
                                        up to 100,000 Shares issuable upon the
                                        possible exercise of the Redeemable
                                        Warrants issuable to the Representative
                                        upon the possible exercise of the
                                        Representative's Warrants.

Use of Proceeds......................   The Company intends to apply the net
                                        proceeds of this Offering to consolidate and reduce outstanding debt, to purchase equipment, to construct a grease processing facility, for corporate and/or asset acquisitions, for expansion and for working capital (see "Use Of
                                        Proceeds").



Risk Factors and Dilution............   The Units offered hereby involve a high
                                        degree of risk and substantial dilution.
                                        Potential investors should carefully
                                        review the entire Prospectus and
                                        particularly, the sections entitled
                                        "Risk Factors" and "Dilution".



Proposed NASDAQ
  Symbols (1).........................  Common Stock.............. WSTX
                                        Redeemable Warrants....... WSTXW





(1) Assumes that the Common Stock and Redeemable Warrants offered hereby will be eligible for NASDAQ-Small Cap Market listing and that a viable trading market therefor will develop, of which there can be no assurance.

                          SUMMARY FINANCIAL INFORMATION


         The following table sets forth summarized financial information regarding the Company and B&B Septic and Environmental Services, Inc., on a consolidated basis for the years ended December 31, 1996 and December 31, 1997 and for the six month periods ended June 30, 1997 and June 30, 1998. The selected financial information for the years ended December 31, 1996 and December 31, 1997 is derived from the Company's audited financial statements. The selected financial information for the six month periods ended June 30, 1997 and June 30, 1998 is derived from unaudited financial statements which, in the opinion of management, include all adjustments necessary for the fair presentation of financial position and results of operations. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the audited and unaudited financial statements and notes thereto set forth elsewhere in this Prospectus.



Income Statement Data:                Year               Year           Six Months        Six Months
   (period ended)                    Ended              Ended             Ended             Ended
                                  December 31,       December 31,        June 30,          June 30,
                                      1996               1997              1997              1998
                                  ------------       ------------      -----------       -----------
Revenues                          $ 1,682,566        $ 2,245,008       $ 1,147,881       $ 1,060,892

Net Income (Loss)                    (216,061)           421,858           263,534           234,391

Net Income (Loss) Per Share              (.14)               .28               .18               .15

Weighted Average Number
   of Shares Outstanding            1,500,000          1,500,000         1,500,000         1,608,122




Balance Sheet Data:            December 31, 1997   June 30, 1998     June 30, 1998
   (at period ended)                 Actual           Actual         As Adjusted(1)
                               -----------------   -------------     -------------
Current Assets                    $  451,762        $  545,934        $3,342,329

Total Assets                       2,195,100         2,256,871         5,053,266

Current Liabilities                1,182,912           936,111            41,028

Total Liabilities                  1,823,687         1,603,567           195,791

Stockholders' Equity                 371,413           653,304         4,857,475




(1) As adjusted to reflect the sale of the Units offered hereby. The table does not assume the exercise of the Representative's Over-allotment Option, the Redeemable Warrants, the Representative's Warrants or any outstanding stock options.



ALL REFERENCES TO THE COMPANY'S COMMON STOCK AND TO ITS AUTHORIZED AND OUTSTANDING SECURITIES THROUGHOUT THIS PROSPECTUS GIVE EFFECT TO A FORWARD SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK IN FEBRUARY 1998, AT THE RATE OF FIFTEEN FOR ONE.

                                   THE COMPANY

         The Company is a non-hazardous, liquid waste management company which provides various non-hazardous, liquid waste management services to governmental, commercial and residential customers. The Company's services are currently provided in the states of Florida, Georgia, Alabama, Tennessee, Kentucky, West Virginia, Pennsylvania, Maryland, Delaware, and Virginia. Such services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste (see "Business - Services - Removal, Transport, Treatment and Disposal of Bio-Solids, Grease and Septic Waste"). The Company is also engaged in the installation, repair and replacement of residential and commercial waste systems including drain fields, septic tanks, and grease traps (see "Business - Services - Repair, Maintenance and Installation of Commercial and Residential Waste Systems"). Plans to conduct a third area of business involving the recycling of non-hazardous waste materials are under development (see "Business - Services - Waste Recycling").

         The Company was incorporated in the State of Florida on June 26, 1990 under the name Weststar Environmental Pumping and Septic Service Inc. On March 12, 1993 its name was changed to Weststar Environmental, Inc. From inception through the present time, the Company operated as a Subchapter S corporation under the Internal Revenue Code of 1986 as amended (the "Code"). Upon the completion of this offering the Company plans to revoke its Subchapter S status, whereafter it will operate as a Subchapter C corporation.

         The Company believes that continuing initiatives of government authorities relating to environmental and waste disposal problems have resulted in significant opportunities for liquid waste management companies. Accordingly, the Company intends to use a significant portion of the proceeds of this offering to expand the range of services provided and the geographical area in which its services are provided. The Company intends to do so through the expansion of present activities and the acquisition of related businesses. No assurance can be given, however, that the Company will be successful with any of its expansion and acquisition plans.

         The Company's principal executive offices are located at 9550 Regency Square Blvd., Suite 1109, Jacksonville, Florida 32225, telephone (904) 721-7557.


                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider, along with other matters referred to herein, the risk factors contained in this section. This prospectus contains certain "forward-looking statements" which represent the Company's expectations or beliefs. The words "believe", "expect", "anticipate", "estimate", "project", "intend", and similar expressions identify forward-looking statements, which speak only as of the date such statement was made. Forward-looking statements may include, but not be limited to, future results of operations, growth plans, integration of new operations, financing needs, industry trends, consumer demand and levels of competition. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any such forward-looking statements. Statements in this Prospectus, including those contained in this Risk Factors section in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", and in the Notes to the Company's Financial Statements, describe factors, among others, that could contribute to or cause such differences.


         1. Negative Working Capital, Possible Need for Additional Capital - At June 30, 1998, the Company had total current assets of $545,934 and total current liabilities of $936,111 or a negative working capital of ($390,177). The Company plans to increase its present business through expansion and acquisition. The rate at which such growth occurs depends, in part, on the capital resources available to the Company as well as its ability to locate and acquire suitable acquisitions. There can be no assurance that the net proceeds generated from this offering together with cash available from operating revenues will be sufficient to meet the Company's capital requirements for the planned growth of its business. The Company may require additional financing to realize such growth and there can be no assurance that such financing will be available in the amounts required or on satisfactory terms (see "Use Of Proceeds").


         2. Dependence on Major Customers - During the Company's fiscal years ended December 31, 1997 and December 31, 1996, three customers have accounted for approximately 80.2% and 77.0%, respectively, of the Company's revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 70.7% of total sales in 1997 and approximately 41.6% of total sales in 1996. Food Lion Supermarkets accounted for approximately 7.1% of total sales for 1997 and approximately 15.6% of total sales in 1996. Roto-Rooter accounted for approximately 2.4% of sales in 1997 and approximately 19.8% of total sales in 1996. The loss of the City of Jacksonville/Jacksonville Electric Authority and/or Food Lion Supermarkets as a customer would have a materially adverse effect upon the business of the Company (see "Business- Customers").

         3. Non-Compete Agreements; Right Of First Refusal - In connection with the Company's October 4, 1996 Asset Sale and Purchase Agreement (the "Asset Sale Agreement") with CBP Resources, Inc. ("CBP"), a non-affiliated Delaware corporation, the Company and Michael E. Ricks entered into ten year non-compete agreements with CBP. These non-compete agreements prohibit the Company and Mr. Ricks from owning, operating or managing any businesses engaged in the grease trap business, the recycling of waste frying oil business and/or the rendering business or any business engaged in the sale of any related products or services in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia and within certain areas bordering such states (the "Prescribed Territory"). The Company's restricted activities in these areas could have an adverse effect on the Company's proposed expansion and acquisition plans. Notwithstanding the foregoing, CBP has granted the Company the limited right to engage in certain activities prohibited by the non-compete agreements in the states of Tennessee, Alabama, West Virginia and Maryland. No assurance can be given that if challenged, these non-compete agreements would be upheld. Non-competition agreements are not always enforceable due to public policy limitations existing in various states and the difficulty of obtaining injunctive relief. Courts typically have the power to cancel or modify such agreements. The Company does not believe any such action would be taken by a court in this instance, however, were it to contest such agreements. The Asset Sale Agreement also contains a right of first refusal in favor of CBP. It provides that, if at any time, during the ten year period commencing October 4, 1996, the Company, an affiliate of the Company or a shareholder of the Company makes an offer to sell any business within the Prescribed Territory engaged in the grease trap business, waste frying oil business or rendering business, that the Company will give written notice to CBP of the terms of any such proposed sale. CBP shall thereafter have thirty days to negotiate an agreement with the seller of such business (see "Business - Services - Removal, Transport, Treatment and Disposal of Bio-Solids, Grease and Septic Waste - Asset Sale Agreement - Business Restrictions").

         4. Dependence on Third Party Landfills and Land Application Sites - A portion of the waste collected by the Company is delivered to third party landfills and/or land application sites under informal arrangements or without long-term contracts. If these third parties increase their disposal fees and the Company is unable to pass along the increase to its customers, or if these third parties discontinue their arrangements with the Company and the Company is unable to locate alternative disposal sites, the Company's business and results of operations would be adversely affected.

         5. Dependence on Government Contracts - For the years ended December 31, 1997 and December 31, 1996, approximately 75.0% and 45.5% of the Company's revenues were derived from services provided to governmental customers and it is anticipated that a substantial portion of the Company's future revenues will be derived from governmental customers. Government contracts are subject to special risks, including delays in funding; lengthy review processes for awarding contracts; non-renewal; delay, termination, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints; and increased or unexpected costs resulting in losses, all of which could have a material adverse effect on the business of the Company (see "Business - Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations").

         6. Government Regulation - The waste management business is subject to extensive and frequently changing local, state and federal laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency (the "EPA"), various state agencies and county and local authorities acting in conjunction with such federal and state entities. This extensive regulatory framework imposes significant compliance burdens and risks on the Company. Furthermore, amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's expansion into other jurisdictions and waste management services could require the Company and others in the industry to continually alter methods of operations at costs that will likely be substantial and which could adversely affect the Company. There can be no assurance that the Company will be able, for economic reasons or otherwise, to comply with future laws and regulations. The Company believes that it is presently in substantial compliance with all material federal, state and local laws and regulations governing its operations and that such compliance has not had any material effect upon its capital expenditures, net income, financial condition or competitive position (see "Business Government Regulation").

         7. Significant Competition in Waste Management Industry - The waste management industry is extremely competitive and requires substantial amounts of capital. Although competition varies by locality and type of service, the Company's principal sources of competition are: local companies, which provide primarily collection services to customers in a limited geographic area; large companies which operate over a more extensive geographic area, provide integrated waste management services, own or operate disposal sites and engage in various waste transfer and resource recovery activities; and municipalities and other governmental authorities. Many of the Company's competitors are well established and have substantially greater marketing, financial, technological and other resources than the Company. In addition, many of the Company's competitors offer services not currently offered by the Company and have capabilities not currently possessed by the Company including company owned disposal sites, greater recycling and processing capabilities, more extensive and specialized categories and types of equipment and personnel, and in-house engineering departments. Although it has been the Company's experience that there are available subcontractors which possess capabilities which can be integrated with those offered by the Company, competitors which possess these capabilities internally may be able to provide such services more cost effectively. There can be no assurance that the Company will have the ability to compete effectively (see "Business - Competition").

         8. Competitive Bidding - In many instances, the Company obtains contracts for its services through the process of competitive bidding. There can be no assurance that the Company will be successful in having its bids accepted or, if accepted, that awarded contracts will generate sufficient revenues to result in profitability for the Company. Additionally, inherent in the competitive bidding process is the risk that if a bid is submitted and a contract is subsequently awarded, actual performance costs may exceed the projected costs upon which the submitted bid or contract price was based. To the extent that actual costs exceed the projected costs on which bids or contract prices were based, the Company's profitability could be materially adversely affected.

         9. Potential Environmental Liability - The Company is subject to liability for any environmental damage that its operations may cause, including any contamination of drinking water sources or soil. To date, the Company has not incurred any such liability for environmental damage and does not believe that its operation as a non-hazardous waste management company will result in any such liability in the future. No assurance can be given however, that this will prove to be the case. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's business and results of operations.

             As is typically the case in the non-hazardous waste industry, the Company is able to obtain only very limited environmental impairment insurance regarding its operations. An uninsured or underinsured claim of sufficient magnitude would require the Company to fund such claim from cash flow generated by operations or other sources. There can be no assurance that the Company would be able to fund any such claim from operations or from other sources.

         10. Extensive Permitting and Licensing Requirements - The Company is required to obtain and maintain in effect various federal, state, and local permits and licenses in connection with its waste collection, transportation and disposal operations. These permits and licenses are difficult, time consuming, and, in certain instances, are costly to obtain, may be subject to community opposition, opposition by various local elected officials or citizens, regulatory delays and other uncertainties. In addition, certain permits may be subject to modification, renewal, or revocation by the issuing agencies after issuance, which may increase the Company's obligations and reopen opportunities for opposition relating to the permits. Moreover, from time to time, regulatory agencies may impose moratoria on, or otherwise delay, the review or granting of these permits or licenses or such agencies may modify the procedures or increase the stringency of the standards applicable to the review or granting of such permits or licenses.

             There can be no assurance that the Company will be successful in obtaining and maintaining in effect the permits and licenses required for the successful operation and growth of its business. The failure of the Company to obtain or maintain in effect a permit or license significant to its business would have a material adverse effect on the Company's business and results of operations.

         11. Dependence on Acquisitions For Growth; Availability of Acquisition Targets; Potential Liabilities Associated with Acquisitions - The rate of future growth and profitability of the Company will be dependent, in part, upon its ability to identify and acquire additional nonhazardous waste management and related businesses. This strategy involves risks inherent in assessing the values, strengths, weaknesses, risks, and profitability of acquisition candidates, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or latent liabilities. There can be no assurance that acquisition opportunities will be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will be able to acquire additional businesses or that any businesses acquired by the Company will be integrated successfully into the Company's operations or prove profitable.

             In addition to the foregoing, the businesses acquired by the Company may have liabilities that the Company does not discover or may be unable to discover during its pre-acquisition investigations, including liabilities arising from environmental contamination or non-compliance by prior owners with environmental laws or regulatory requirements, and for which the Company, as a successor owner or operator, may be responsible. Certain environmental liabilities, even if expressly not assumed by the Company, may nonetheless be imposed on the Company under certain legal theories of successor liability. The Company may be required under federal, state, or local law to investigate and remediate this contamination, if any. Any indemnities or warranties, due to their limited scope, amount, duration, the financial limitations of the indemnitor or warrantor, or other reasons, may not fully cover such liabilities (see "Business - General Growth Strategy").

         12. Dependence on Chief Executive Officer - The Company is highly dependent on the services of Michael E. Ricks, the Company's president and chief executive officer. The Company and Mr. Ricks entered into a three year employment contract on April 28, 1997. The Company intends to acquire and maintain key man term life insurance on Mr. Ricks upon the completion of this offering. The face amount of the policy has not been determined and is intended to be the maximum amount which the Company deems feasible in light of its working capital position, based upon the cost of premiums. The loss of the services of Mr. Ricks could have a material adverse effect on the Company (see "Certain Transactions").


         13. Control of the Company - The Common Stock included in the Units offered hereby will represent a minority of the Company's outstanding voting stock after its issuance. Since each common share is entitled to one vote which is non-cumulative, investors in the offering will have no effective voting voice in the Company's management which will continue to be controlled by the

Company's current shareholders. These current shareholders presently own an aggregate of 1,690,000 shares of Common Stock and own stock options exercisable for the purchase of up to an additional 487,500 shares of Common Stock (see "Principal Stockholders" and "Certain Transactions").


         14. Ability To Manage Growth, To Integrate Acquired Businesses and To Achieve Operating Efficiencies - The Company's strategy of growing through acquisitions and expansion is expected to place significant burdens on the Company's management and on its operational and other resources. The Company will need to attract, train, motivate, retain, and supervise its senior managers, technical professionals and other employees. Any failure to expand its management information system capabilities, to implement and improve its operational and financial systems and controls or to recruit appropriate additional personnel in an efficient manner and at a pace consistent with the Company's business growth could have a material adverse effect on the Company's business and results of operations.

         15. Bonding Requirements - The Company is required, in certain instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. Approximately 36% of the Company's revenues for the year ended December 31, 1997 were derived from contracts or projects which required the Company to post bid and/or performance bonds. In addition to bid and performance bond requirements, new legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering their activities. There can be no assurance that personal guarantees or other security necessary to obtain bonding coverage will be available in the future or that the Company will be able to obtain bonds in the amounts required or have the ability to increase its bonding capacity, if necessary or desired. In the event the Company is unable to obtain bonding coverage there could be a materially adverse impact on the Company's operations (see "Business - Insurance and Bonding").

         16. Potential Liability and Insurance - The waste management industry involves potentially significant risks of statutory, contractual and common law liability. The Company carries a broad range of insurance coverage, which the Company considers sufficient to meet regulatory and customer requirements and to protect the Company's assets and operations. The Company also obtains additional insurance as required on a project-by-project basis. The Company attempts to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts (see "Business - Insurance and Bonding").


         17. Arbitrary Determination of Offering Price - The Offering price of the Units and the portions thereof assigned to the Shares and Redeemable Warrants have been arbitrarily determined by the Company and the Underwriter and this price and these amounts bear no relationship to the Company's assets, earnings, book value or other such criteria of value (see "Business" and "Underwriting").



         18. Dilution - Based on the net tangible book value of the Company at June 30, 1998, purchasers of the Shares offered hereby will incur immediate substantial dilution in the net tangible book value of their shares of Common Stock of approximately $3.29 (65.8%) per Share from the public offering price of $5.00 per Share. Such dilution is due, in part, to the disparity between the consideration paid for the Company's shares by the Company's existing shareholders and the consideration being paid by investors in this offering. The foregoing does not assume the exercise of presently outstanding stock options, of the Over-allotment Option, the exercise of the Redeemable Warrants, the exercise of the Representative's Warrants, or the exercise of warrants issuable to the Representative upon its exercise of the Representative's Warrants. The net tangible book value of each share of Common Stock owned by the Company's existing stockholders will increase by approximately $1.45 as a result of the consummation of this offering. As of the date of this Prospectus, the Company has outstanding stock options to purchase 460,000 shares of Common Stock at an exercise price of $5 per share and outstanding stock options to purchase 27,500 shares of Common Stock at an exercise price of $.001 per share. The latter options were granted to non-shareholder employees of the Company to instill greater work motivation and Company loyalty. The exercise of such latter stock options will result in additional dilution to the purchasers of the Shares offered hereby. In the event all presently outstanding options were exercised, the total number of shares of Common Stock outstanding after the offering would be 3,177,500 (see "Dilution", "Management - Executive Compensation - Stock Option Plan", and "Description of Securities - Outstanding Options").


         19. No Assurance of Public Market; Effect of NASDAQ Delisting - Prior to this offering, there has been no public market for the Common Stock or Redeemable Warrants, and there is no assurance that a public market for the Common Stock or Redeemable Warrants will develop after this offering. If trading markets do in fact develop for the Common Stock and Redeemable Warrants offered hereby, there is a possibility that they will not be sustained. Therefore, there can be no assurance that any of the Shares or Redeemable Warrants offered hereby can be resold at or near their offering prices. The Company anticipates that upon completion of this offering, the Company's Common Stock and Redeemable Warrants will be quoted on the NASDAQ - Small Cap Market. If the Company's Common Stock and Redeemable Warrants are not originally or subsequently eligible for listing, purchasers of the Shares and Redeemable Warrants may have difficulty in selling their Shares and Redeemable Warrants should they desire to do so. Any such difficulty in the attempted sale of the Shares or Redeemable Warrants, could have an adverse effect on the market prices for such securities.

         20. Exchange Act Compliance; Effect on Acquisitions - The Company has agreed, contemporaneous with the sale of the Common Stock and Redeemable Warrants, that it will file an application with the Securities and Exchange Commission (the "Commission") to register its Common Stock and Redeemable Warrants under the provisions of Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act"), and that it will use its best efforts to continue to maintain such registration for a minimum of five years from the date of this Prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act. If the Company seeks shareholder approval of an acquisition or business combination at such time as the Company's securities are registered pursuant to
Section 12(g) of the Exchange Act, the Company's proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the Commission. Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective acquisition or combination candidate did not have available and was unable to reasonably obtain the requisite audited financial statements, the Company could, in the event of consummation of an acquisition or combination with such company, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Exchange Act. Consequently, it is unlikely that the Company would seek to consummate an acquisition or business combination with such an entity.


         21. Penny Stock Regulations - In the event the Common Stock and Redeemable Warrants are never listed or are listed but subsequently delisted from the NASDAQ Small Cap Market they may subsequently become subject to the rules and regulations governing penny stocks. In general, penny stocks are equity securities (i) of companies that have net tangible assets of less than $2,000,000 and; (ii) that have a market price of less than $5.00 (excluding securities that are quoted on NASDAQ or are registered on a national securities exchange provided that current price and volume information for transactions in such securities are reported and made available to vendors under the rules of such national securities exchange). Under the penny stock rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000) must make a special written suitability determination for the purchaser, receive the purchaser's written agreement to a transaction prior to sale and provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market therefor as well as the purchaser's legal remedies. Further, the broker-dealer must also obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a penny stock can be consummated. These requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell such securities which could have an adverse effect on the market price thereof.


         22. Possible Issuance of Additional Shares of Common Stock - The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of Common Stock. Upon the sale of all of the shares of Common Stock and Redeemable Warrants offered hereby and exercises, if any, of outstanding stock options, Redeemable Warrants, and Representative's Warrants approximately 53.2% of the Company's authorized common shares will remain unissued. The Company's board of directors has the power to issue any or all of such additional common shares for general corporate purposes without shareholder approval. Management presently anticipates that it may choose to issue such shares to acquire business interests or other types of property in the future, although the Company presently has no commitments, contracts or intentions to issue any additional common shares except as otherwise disclosed in this Prospectus. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price of the outstanding common shares. If the Company issues any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other common shareholder.


         23. Potential Sales Pursuant to Rule 144 and Otherwise; Adverse Effect on Market Price of Common Stock. Future sales in the public market of previously issued restricted shares of Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), could have a material adverse effect on the market price of the Company's Common Stock. In connection with the foregoing, certain Company shareholders including Company officers and directors, certain holders of Company stock options and holders of 5% or more of the Company's outstanding Shares have agreed with the Underwriter to a lockup of their Shares (see "Market For Common Equity And Related Stockholder Matters", "Description Of Securities" and "Underwriting").


         24. Dividends Not Likely - There can be no assurance that the proposed operations of the Company will result in sufficient revenues to enable the Company to operate at profitable levels or to generate a positive cash flow. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders.

         25. Related Party Transactions - Since its inception, the Company has on several occasions entered into transactions with Company officers, directors, principal shareholders and other affiliated parties including those transactions discussed in the "Certain Transactions" section of this Prospectus. The Company believes that all such transactions were made on terms as fair as those obtainable from independent third parties, were independent third parties able and willing to enter into similar transactions with the Company, although no assurance can be given that this is the case. In June 1998, the Company adopted a policy which, among other things, requires all future material transactions with affiliated parties to be approved by a majority of the Company's independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.

         26. Discretion in Application of Offering Proceeds; Affiliated Persons Loans to be Paid Out of Offering Proceeds - The Company's management may apply the proceeds of this offering for purposes other than those specified in "Use of Proceeds" in order to accommodate changing circumstances. In addition, a substantial portion of the proceeds of this offering will be applied to working capital of the Company. Accordingly, the Company's management will have broad discretion as to the application of the proceeds of this offering (see "Use of Proceeds").


         The Company intends to utilize a portion of the net offering proceeds to pay the preponderance of its short and long term debt, including loans made to the Company by certain officers, directors and shareholders and entities controlled by them. These loans include loans made to the Company by G&W Framing Contractors, Inc. (evidenced by a note in the amount of $75,000); and by Michael
E. Ricks; Yarborough Gas Inc.; and CBI, Inc. totaling undocumented loans in the amount of $268,634. As of June 30, 1998, the aggregate amount of principal and interest due to such affiliated or associated persons by reason of these loans and note was $299,611. Interest continues to accrue on these loans through the date of repayment (see "Use of Proceeds" and "Certain Transactions").


         27. Ongoing Influence of the Representative - The Representative, through its right to select a nominee to the Company's board of directors for a period of five years after the closing of the offering, its two year financial consulting agreement with the Company and its right to receive a 10% acquisition fee for introducing the Company to a party which enters into a stock or asset acquisition with the Company, will have an ongoing influence on the Company's future operations and activities.

         28. Current Prospectus and State "Blue Sky" Registration Required to Exercise the Redeemable Warrants - Beginning one year from the date hereof, purchasers of the Redeemable Warrants will have the right to exercise them to purchase shares of Common Stock but only if a current prospectus relating to such shares of Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities laws of the states in which the respective purchasers reside. The Company intends to maintain current a prospectus which will permit the purchase and sale of the shares of Common Stock underlying the Redeemable Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify the shares of Common Stock underlying the Redeemable Warrants for sale in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The Redeemable Warrants may be deprived of any value if a current prospectus covering the shares of Common Stock issuable upon the exercise thereof is not filed and kept effective or if such underlying shares of Common Stock are not, or cannot be, registered in the applicable states (see "Description of Securities").



         29. Representative's Warrants - In connection with this offering, the Company has agreed to sell, for a nominal price, to the Representative, four-year warrants (the "Representative's Warrants") to purchase 100,000 Units at a price of $7.395 per Unit (145% of the public offering price), valued at a price of $7.25 per Share and $0.145 per Redeemable Warrant, exercisable at a price of $8.70 per Share. The Representative's Warrants are exercisable for a four year period commencing 12 months after the effective date of this Prospectus. The Representative's Warrants contain anti-dilution provisions which, among other things, provide, under certain circumstances, for a reduction of the purchase price per Share and an increase in the number of Shares that may be purchased. To the extent that all or a portion of the Representative's Warrants are sold or exercised and all or a portion of the underlying securities are sold, the market price of the Company's Common Stock may be adversely affected and the Company's ability to raise additional capital may be impaired, following exercise of such rights (see "Underwriting").



         30. Year 2000 Problem - The advent of the Year 2000 presents the possibilities of business disruption throughout the world, possibly including the business of the Company. For a fuller discussion of the Year 2000 problem and the Company's belief with respect to its potential effects upon the Company's business and competitive position, reference is made to "Business-Effect of Year 2000 Problem".



                                 USE OF PROCEEDS

GENERAL


         The net proceeds to the Company from the offering, after deducting underwriting discounts and commissions and offering related expenses, are estimated to be approximately $4,202,822 without giving effect to the exercise of the Underwriter's Over-allotment Option. The Company intends to use the net proceeds from the offering in the approximate amounts and in the order of priority shown below for the purposes listed:

                                                                         Percent
                                                                            of
           Anticipated Use                       Approximate Amount       Total
           ---------------                       ------------------      -------
Debt consolidation and reduction(1).............    $1,407,776            33.50%
Construction of grease processing facility(2)...       500,000            11.90%
Equipment purchases(3)..........................       400,000             9.50%
Acquisition and expansion(4)....................     1,400,000            33.31%
Working capital(5)..............................       495,046            11.79%

     TOTAL......................................    $4,202,822           100.00%



------------


(1) The Company intends to pay off the preponderance of its short and long term debt, including loans made to the Company by Company officers, directors, and shareholders with the exception of certain trade payables and of the mortgage on the Starke, Florida property in the amount of $160,000 (see "Business - Property and Equipment").

(2) The facility is intended to serve as a waste treatment and recycling prototype. The proceeds allocated for this purpose are expected to be sufficient to construct the facility and lease the underlying land. The Company expects such facility to be constructed and become operational approximately three months after the completion of the offering. Based upon results of operations, the Company intends to build up to five more similar facilities over the next two years. No assurance can be given, however, that this will prove to be the case (see "Business - Services - Waste Recycling").

(3) The Company intends to purchase approximately 4 new or used tank trailers, hereinafter referred to as "tankers", at an approximate cost of $20,000 per tanker. Tankers are used to pump out, store and transport liquid waste removed by the Company to environmentally approved treatment facilities. The Company also intends to purchase approximately 3 new tractors at an approximate cost of $60,000 per tractor. Tractors are used to transport the tankers. In addition to the foregoing, the Company intends to upgrade pumps and make improvements to existing equipment. The Company presently owns 15 tankers and 4 tractors and leases 5 tractors. The Company intends to curtail or discontinue its leasing of tractors following such purchases.

(4) Includes costs relating to the expansion and/or acquisition of waste management facilities or businesses including operating costs. Such costs would include, among others, costs associated with purchase or lease and upgrading of property, acquisition, construction, permitting, equipment and personnel.

(5) To be used for general corporate purposes. This working capital will also permit the Company to carry greater receivables from expected sales increases, although no assurance can be given that this will prove to be the case. The Company anticipates that the net proceeds from the offering will be sufficient to meet its working capital requirements for at least 24 months following the completion of this offering.

         Management presently intends to utilize the net proceeds of the offering for the specific purposes set forth herein. Notwithstanding the foregoing, none of the expenditures described above constitutes a firm commitment by the Company. Projected expenditures are estimates or approximations only. Future events, including changes in the economic climate or the Company's planned business operations including the success or lack of success of the Company's intended business activities could make shifts in the allocation of funds necessary or desirable. Any such shifts will be at the discretion of the board of directors of the Company. Until utilized, the net proceeds of this offering may be invested in short-term interest bearing obligations such as United States government obligations, bank certificates of deposit and money market funds.


DEBT CONSOLIDATION AND REDUCTION


         The following tables set forth the indebtedness of the Company intended to be discharged by way of the application by the Company of a portion of the proceeds of this offering. This indebtedness consists of notes payable, loans payable (borrowings not evidenced by any written instrument), dividends attributable to various fiscal year ends, declared but unpaid to certain shareholders, certain ordinary trade payables, and certain capital lease obligations. The amounts of indebtedness involved have been calculated as at June 30, 1998, so that the actual amounts paid may be somewhat more or less than those indicated below. With respect to notes payable and loans payable, their maturities and annual interest rates are provided. With respect to dividends payable and trade payables, they do not bear interest as such and their maturities are either not formally existent, inapplicable, or subject to varying contingencies not germane to this data. With respect to capital leases, they relate to the lease by the Company as lessee of various items of equipment and do not bear interest as such (which is factored into the amount of the lease rent). In the case of notes payable and loans payable which originated within one year prior to June 30, 1998, the application of their proceeds are provided.


Notes Payable


                Note and Interest Rate                                     Amount Due          Maturity
                ----------------------                                     ----------          --------
         Unsecured note payable to a corporation.
         Interest is at 18%.(1)(2)                                          $ 80,389            Demand

         Note payable to a bank in 59 monthly installments
         of $3,390, including interest at 10%, commencing
         October 1995. The mortgage is secured by the
         Company's real property in Deland, Florida.                         258,155            08/00

         Mortgage payable to an individual in 150 monthly
         installments of $1,000, including interest at 7%,
         commencing February 1994.                                            76,121            07/06

         Note payable to a bank in 71 monthly installments
         of $1,448, including interest at 10.75%, commencing
         November 1995.                                                       51,685            09/01

         Note payable to a bank in 47 monthly installments
         of $1,935, including interest at 10.75%, commencing
         April 1996.                                                          45,100            02/00

         Note payable to a bank in 51 monthly installments
         of $602, including interest at 12%, commencing
         December 1995.                                                       12,424       01/00

         Note payable to a bank in 60 monthly installments
         of $735, including interest at 8.75%, commencing
         September 1994.                                                      12,141       08/99

         Note payable to a bank in 51 monthly installments
         of $603, including interest at 12%, commencing
         December 1995.                                                       10,154       01/00

         Note payable to a bank in 24 monthly installments
         of $2,367, including interest at 12.43%, commencing
         March 1996.                                                            paid

         Note payable to a bank in 24 monthly installments
         of $2,530, including interest at 9.35%, commencing
         August 1996.                                                          4,026       07/98

         Note payable to a bank in 36 monthly installments
         of $2,881, including interest at 12%, commencing
         February 1995.                                                         paid

         Note payable to a bank in 36 monthly installments
         of $392, including interest a 10%, commencing
         October 1995.                                                         3,393       09/98

            Total notes payable                                                                      $ 553,588


Loans Payable


         Creditor                       Interest Rate          Amount     Maturity
         --------                       -------------          ------     --------
         CBI, Inc.(1)(2)                      8%              $38,000      Demand
         Yarborough Gas, Inc.(1)             10%                1,000      Demand
         Michael E. Ricks(3)(4)               8%              180,222      Demand
                                                              -------
            Total loans payable                                                                        219,222

S Corporation Dividends Payable(8)


         Creditor                            Amount
         --------                            ------
         Michael E. Ricks(4)                 $78,000
         James Flynn(5)                        4,000
         Thomas F. Fey(6)                      8,000
                                             -------
                                                                                                        90,000

Trade Accounts Payable(7)

         Miscellaneous trade creditors                                                                 353,256

Capital Leases(7)

         Lessor                               Amount       Maturity      Application
         ------                               ------       --------      -----------
         Colonial Pacific Corp.              $117,396       02/02        2 trucks
         National Credit Corp.                 59,708       04/00        1 truck
         7 leases each under $3,500            14,606      98 to 00      miscellaneous equipment
                                             --------
                                                                                                       191,710
                                                                                                    ----------

Total Debt Consolidation and Reduction                                                              $1,407,776
                                                                                                    ==========


Notes:

(1) Creditor is a corporation owned and controlled by unaffiliated shareholders of the Company.

(2) Obligation was incurred subsequent to March 31, 1997. Proceeds were applied to working capital.

(3) During the year ended December 31, 1997 dividends payable to Mr. Ricks in the amount of $42,417 were converted into a stockholder loan. A portion of these obligations were incurred subsequent to March 31, 1997. Proceeds of these obligations were applied to working capital.

(4) Creditor is a controlling shareholder, director and president of the Company.

(5)      Creditor is an unaffiliated shareholder of the Company.

(6)      Creditor is a director of the Company.

(7) None of such creditors or lessors are affiliated or associated with the Company.

(8) Under the Internal Revenue Code the net income of an S Corporation constitutes income to its shareholders in proportion to their shareholdings. Upon completion of this offering the Company will cease to be an S Corporation.

        MARKET FOR COMPANY SECURITIES AND RELATED SECURITYHOLDER MATTERS


         Prior to this offering, there has been no public market for the Common Stock or the stock options of the Company nor have any warrants (stock options in tradeable form) been outstanding. There can be no assurance that a public market for the Common Stock or the Redeemable Warrants will develop after this offering. The Company anticipates that upon completion of this offering that its Common Stock and the Redeemable Warrants will be traded on the NASDAQ SmallCap Market.



         Presently, the Company has 1,690,000 shares of Common Stock issued and outstanding which are held by approximately 22 persons. An additional 487,500 shares of Common Stock are subject to issuance upon exercise of outstanding stock options. Upon completion of this offering, 1,500,000 of the 1,690,000 outstanding shares of Common Stock will be eligible for sale under Rule 144 of the Securities Act of 1933, as amended. Notwithstanding the foregoing, and except as described herein, the Company's officers and directors, the holders of the 460,000 stock options exercisable at $5 per share (the "$5 Option Holders"), and the holders of 5% or more (the "5% Shareholders") of the outstanding shares of the Company's Common Stock immediately prior to the date of this Prospectus, have agreed with the Representative not to sell any of their Shares, options, or underlying Shares for an 18 month period following the closing of this offering (the "Initial Lock-Up Period"). The Representative has agreed however, that the Company's officers and directors, $5 Option Holders and 5% Shareholders can sell up to 25% of their Shares, pursuant to Rule 144 of the General Rules and Regulations under the 1933 Act, during the Initial Lock-Up Period, at any time subsequent to 12 months after the date of this Prospectus, provided that the Share market price, adjusted for splits and like transactions, has closed at or above $7.50 for a period of 20 consecutive days within 10 days of any sale by them. The 5% Shareholders have further agreed not to sell or transfer any of their Shares for an additional 18 month period unless the Share market price, adjusted for splits and like transactions, has closed at or above $7.50 for a period of 20 consecutive days within 10 days of any sale by them (see "Underwriting").


         The Company is an S Corporation. Accordingly, its net income is income to its shareholders in proportion to their shareholdings. Upon completion of this offering the Company will cease to be an S Corporation. It paid dividends during the years ended December 31, 1997 and December 31, 1996 in the respective amounts of $106,000 and $27,583. There are no restrictions that limit the Company's ability to pay dividends on the Common Stock or which are likely to do so in the future. Notwithstanding the foregoing, for the foreseeable future, it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders (see "Risk Factors - Dividends Not Likely").

         During the year ended December 31, 1997 dividends payable to Michael Ricks, president and a principal shareholder of the Company, in the amount of $42,417, were converted to a stockholder loan (see "Use of Proceeds - Debt Consolidation and Reduction").

                                    DILUTION

         The following table sets forth as of March 31, 1998 the difference between the present stockholders and the new stockholders with respect to the number of Shares purchased from the Company in the offering, the total cash consideration paid and the average price per Share, assuming an initial public offering price of $5.00 per Share and before the deduction of underwriting discounts and commissions and offering expenses payable by the Company. The table does not assume the exercise of any outstanding stock options, including 27,500 dilutive options, the Redeemable Warrants, the Representative's Warrants or the exercise of the Underwriter's Over-allotment option.


                                       Shares Purchased             Total Consideration
                                    -----------------------       -----------------------
                                                    Percent                       Percent      Average Price
                                      Number       of Total         Amount       of Total        Per Share
                                      ------       --------         ------       --------      -------------
Present stockholders(1)             1,690,000        62.8%        $  141,522        2.8%           $ .08
New stockholders                    1,000,000        37.2%        $5,000,000       97.2%           $5.00
                                    ---------        -----        ----------       -----

       TOTAL                        2,690,000         100%        $5,141,522        100%           $1.91



(1) All issuances of shares to present shareholders are historical. No shares have been issued since March 31, 1998 to date.


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of June 30, 1998 and as adjusted to give effect to the issuance and sale by the Company of the Shares offered hereby. The table does not assume the exercise of the Representative's Over-allotment Option, the Redeemable Warrants, the Representative's Warrants or any outstanding stock options. It gives effect to the Company's February 1998 fifteen-for-one forward stock split and February 16, 1998 acquisition of B&B. This table should be reviewed in conjunction with the December 31, 1997 and 1996 consolidated audited financial statements of the Company and B&B, the June 30, 1998 and 1997 six-month consolidated unaudited financial statements of the Company and B&B and the notes thereto included elsewhere in this Prospectus:

                                                              June 30, 1998(1)
                                                        ---------------------------
                                                          Actual        As Adjusted
Notes payable                                           $   80,389       $      -0-
Current portion of long-term debt                           87,326            5,236
Current portion of capital lease obligations                70,127              -0-
Long term debt, net of current portion                     545,873          154,764
Capital lease obligations, net of current portion          121,583              -0-
Stockholders' equity
   Common stock, $.001 par value;
     10,000,000 shares authorized;
     1,690,000 shares issued and outstanding(2);
     2,690,000 shares as adjusted(1)(2)                      1,690            2,690
   Additional paid-in capital                              139,902        4,343,073
   Retained earnings                                       511,712          511,712
                                                        ----------       ----------
     Total Stockholders' equity                            653,304        4,857,475
                                                        ----------       ----------

Total Capitalization                                    $1,558,602       $5,017,475




(1) Does not include stock issuable on the exercise of any options or warrants, including the underwriter's over-allotment option.


(2) All issuances of shares described above are historical. No shares have been issued since March 31, 1998 to date.


                                 DIVIDEND POLICY

         The Company, by reason of its contemplated future financial requirements and business plans, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The Company presently plans to retain earnings, to the extent that there are any, to finance the development and expansion of its business (see "Risk Factors").


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The Company's current operations consist of the activities of the Company and its wholly owned subsidiary, B&B. The Company's principal business is the removal, transportation, treatment and disposal of liquid waste; the installation, maintenance and repair of residential and commercial waste management systems; and the removal and disposal of food service grease from restaurants and other food service establishments. All statistical references to the Company under Management's Discussion and Analysis of Financial Condition and Results of Operations are to the Company and B&B on a consolidated basis.

         The following information is intended to highlight key developments in the Company's operations and to identify other factors affecting the Company's results of operations and its liquidity and capital resources on a consolidated basis for the years ended December 31, 1997 and December 31, 1996 and for the six-month periods ended June 30, 1998 and 1997. The information should be read in conjunction with the audited consolidated financial statements and notes thereto set forth elsewhere in this Prospectus.




                                    12 MONTHS ENDED DECEMBER 31                          6 MONTHS ENDED JUNE 30
                         -------------------------------------------------    -------------------------------------------
                             1996           %          1997            %        1998          %        1997           %
                         -----------     ------    -----------       -----    ---------     -----    ---------      -----
Revenues                 $ 1,682,566        100    $ 2,245,008         100    1,060,892       100    1,147,881        100

Cost of Sales            $ 1,522,476      90.49    $ 1,091,196       48.61      567,200     53.46      596,996      52.01

Gross Profit             $   160,090       9.51    $ 1,153,812       51.39      493,692     46.54      550,885      47.99

SG&A Expense             $   518,176      30.80    $   522,203       23.26      212,747     20.05      217,829      18.98

Operating Profit         $  (358,086)    (21.29)   $   631,609       28.13      280,946     26.48      333,058      29.02
(Loss)

(Gain) or Loss on        $  (245,446)    (14.59)   $    35,828        1.60
Disposal of Fixed
Assets(1)

Interest Expense         $   103,421       6.15    $   173,923        7.75       46,654      4.39       69,524       6.06

Historical Net (Loss)    $  (216,061)    (12.85)   $   421,858       18.78      234,391     22.09      263,534      22.96
Income Before
Income Taxes

Proforma Income Tax      $    76,000       4.52    $  (148,000)      (6.59)     (82,000)    (7.73)     (92,000)     (8.01)
(Expense) Benefit

Proforma Net Income      $  (140,061)     (8.33)   $   273,858       12.19      152,391     14.36      171,534      14.95
(Loss)(2)

Proforma Net (Loss)      $      (.09)              $       .18               $      .09             $      .11
Income per Common
Share(2)

*No. of Shares             1,500,000                 1,500,000                1,608,122              1,500,000
Outstanding


* Gives effect to February 1998 15 for 1 stock split

(1) The gain on disposal of fixed assets for 1996 resulted from the sale of routes to CBP in October of 1996. The gain of $379,000 was offset by write-offs on equipment to a lower book value. The loss on disposal of fixed assets for the twelve months ended December 31, 1997 resulted from the Company's early termination of an equipment lease.

(2) The unaudited proforma information represents income tax expense which would have been recorded had Weststar been a taxable corporation based on the tax laws in effect during the period.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

Results of Operations

         The Company's revenues were $2,245,008 for the year ended December 31, 1997, an increase of $562,442 or 33.43% over the year ended December 31, 1996. This increase in revenues was due to an increase in sales of $942,062 to the government sector. The foregoing sales increase was offset to a certain extent however, by the reduced revenues from the Company's grease trap business directly attributable to the 1996 Sale to CBP (the "Agreement").


         Revenues in 1997 were increasingly derived from the government sector versus the private sector. 67.6% of revenues, or $1,709,834, were generated by government sources for the year ended December 31, 1997 as compared to 43.2%, or $767,769 for the year ended December 31, 1996.


         Cost of sales for the year ended December 31, 1997 were $1,091,196 or 48.61% of gross revenues as compared to cost of sales of $1,522,476 or 90.49% of gross revenues for the year ended December 31, 1996. The large improvement in cost of sales resulted primarily from the sale of grease trap business routes in North Carolina and South Carolina in connection with the 1996 Sale and the discontinuation of the Company's licensing arrangement with Roto Rooter. Vehicle operating costs in 1997 were up by $46,334 or 20.65% when compared to the same costs in 1996 primarily due to an increase in equipment rentals and repairs. Labor and benefit costs in 1997 were down $283,882 or 39.90% when compared to the same costs in 1996. This decline was primarily due to the October 1996 cancellation of the Company's license agreement with Rotor Rooter which required the Company to bear high labor costs and to the decline in labor requirements resulting from the 1996 Sale. The Company has replaced equipment as needed and depreciation expense remained relatively constant at $208,576 in 1997 as compared to $214,097 in 1996. A major component of direct costs is insurance expense, which the Company seeks to obtain at the most competitive rates. For the year ended December 31, 1997 insurance expense was $98,222, down from $176,636 for the year ended December 31, 1996. This large decrease was a result of lower workman's compensation costs and a determined effort by the Company to shop rates and get the lowest cost possible. The increased business volume with the government and municipality sector in 1997 also resulted in a lower cost of sales compared to 1996, thereby contributing to the higher gross margin.

         Selling, general and administrative expenses were $522,203 for the year ended December 31, 1997 as compared to $518,176 for the year ended December 31, 1996. Although the dollar amount of expenses were similar for each of 1997 and 1996, as a percentage of sales, 1997 selling, general and administrative were 23.26% as compared to 30.80% in 1996 reflecting the Company's greater efficiency in expense control in relation to revenues.

         SG&A salary and wages for the year ended December 31, 1997 were $306,953 as compared to $258,458 for the year ended December 31, 1996. This 18.76% increase was due to addition of a part-time accounting person and an in-house attorney. Interest expense rose from $103,421 for the year ended December 31, 1996 to $173,923 for the year ended December 31, 1997. This represents a 68% increase. The increase was caused by several factors including the Company's replacement of lower cost long term debt with more expensive short term debt and the

Company's incurring greater equipment lease fees and costs, part of which were treated as interest expense.


Liquidity and Capital Resources


         For the year ended December 31, 1997 the Company financed its activities primarily from cash flow from operations and loans from stockholders and other financial lenders. The Company generated $310,392 net cash from operations and used $219,189 of this cash to purchase property and equipment. The Company used $84,970 of the remaining cash funds for financing activities. This left $6,233 in increased cash for the year ended December 31, 1997. For the year ended December 31, 1996, the Company used debt along with the sale of a portion of its grease trap routes to finance its operations. Proceeds from investing activities in the amount of $500,000 and net cash from borrowings and repayments of $140,181 was used to purchase $608,863 of property and equipment.


         During 1996, the Company sold a portion of its grease trap business consisting of specific customer routes in North Carolina, Virginia, Tennessee, West Virginia, South Carolina, Alabama, Maryland and the District of Columbia. The sale price totaled $500,000 consisting of $379,000 for the customer routes and $121,000 for a tanker truck used to service the routes. As part of the agreement, Weststar entered into a 10-year covenant not-to-compete with the purchaser in the specified geographic areas. All revenue from the sale was recognized in 1996.

         As a Subchapter S Corporation, the individual stockholders pay taxes on profits. Dividends have been declared in the past to enable the Company's stockholders to pay their taxes. Dividends of $106,000 were paid in the year ended December 31, 1997 compared to $27,583 of dividends which were paid in the year ended December 31, 1996. Upon the successful completion of this public offering, the Company plans voluntarily to revoke its Subchapter S election. Once the Company has converted to a Subchapter C Corporation, it will no longer be necessary to pay dividends for this purpose for fiscal 1998 and beyond. The current working capital position (current assets less current liabilities) of the Company at the year ended December 31, 1997 was a negative $731,150 as compared to a negative working capital position of $962,761 at the year ended December 31, 1996. Stockholder loans of $319,634 at December 31, 1997, and $220,911 at December 31, 1996 are classified as current liabilities since they were made on a demand basis, even though they are subordinated to financial debt. Part of the proceeds from the offering is intended to be utilized to pay off the Company's short and long term debt. This is expected to free up approximately $25,000 per month which is currently utilized by the Company to service such debt.

         For the year ended December 31, 1997, the Company had pre-tax profits of $421,858 as compared to a loss of $216,061 for the year ended December 31, 1996 and pre-tax profits of $493,240 for the year ended December 31, 1995. In 1996, the Company decided to cancel its Roto Rooter license for Jacksonville, Florida and sell a portion of its grease trap routes to CBP Resources, Inc. These two events were a major factor contributing to this loss in 1996. Also, net loss on disposal of assets was $133,554. Net income as a percentage of revenues was 18.78% for 1997. Net loss as a percentage of revenues was (12.85%) for 1996.

         The Company put increased emphasis on the government sector in 1997 and expects to continue to bid on additional government jobs in the future. The major emphasis for the Company in the next two years will be to gain access to the yellow grease market since the current customer base gives the Company an inroad to a readily available supply of yellow grease. In addition, the Company plans to build belt-processing plants to allow for a more efficient method of land applying wastewater bio-solids and brown grease. Strategic acquisitions in the same or similar lines of business will be sought out to expand the Company's geographical territory and increase revenues without deteriorating the Company's net profit margin. To accomplish this task, the Company will need to expand its management team to successfully integrate the acquired companies into a synergistic unit.


COMPARISON OF SIX (6) MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997


Results of Operations


         Revenues for the six (6) months ended June 30, 1998 were $1,060,892, down 7.6% from revenues of $1,147,881 for the six (6) months ended June 30, 1997. This decrease was due to a smaller number of emergency jobs for the J.E.A./City of Jacksonville in the first half of 1998 versus 1997. The J.E.A./City of Jacksonville will be doing $250,000,000 of work starting in the last half of 1998. Cost of sales for the six months ended June 30, 1998 were $567,200 or 53.46% of sales as compared to $596,996 or 52.01% of sales for the six months ended June 30, 1997. The decrease in margin was mainly due to labor and benefits increasing by 2.49% as a percentage of sales. This decrease in gross margin was somewhat offset by a decrease in insurance expense in the six months ended June 30, 1998 of 1.64% as a percentage of sales.



         The make-up of the Company's revenues for the first half of 1998 were generated by government sources (78.8%) and private sector work (21.2%). The increased percentage of government work came mainly from the City of Jacksonville. Management expects this reliance on government work to decrease in the future (as a percentage of revenue) as the Company expands its proposed additional lines of non-governmental business.



         Selling, general, and administrative expenses were $212,747 or 20.05% for the first six months of 1998 as compared to $217,827 or 18.98% for the first six months of 1997. Although actual dollars were decreased by $5,081; as a percentage of sales, expenses were up by 1.07%. This was due to an increase in travel expense in 1998 as compared to 1997.



         The Company believes that the Year 2000 problem will not have a material effect on its operations and competitive position. For a fuller discussion of the Year 2000 problem and the Company's belief as aforesaid, reference is made to "Business-Effect of Year 2000 Problem". Liquidity and Capital Resources



         For the six months ended June 30, 1998 the Company financed its activities from cash flow generated from operations and a mortgage loan. Cash flow of $291,006 was used to pay-down debt by $143,802 and to make capital expenditures of $52,396. This left $94,808 in increased cash for the end of the six months. For the six months ended June 30, 1997, the Company financed its activities with debt and cash from operations. Cash from operations of $337,011 and new debt of

$283,545 was used to make capital expenditures of $142,678 and to pay down debt. Net cash increased by $9,133 for the six months ended June 30, 1998.


         The Company intends to use $500,000 of the proceeds of this offering for the construction of a grease processing facility. No material commitments for such construction have been made by the Company. The Company anticipates that $500,000 is wholly sufficient to build this facility and to lease the underlying land. In the unexpected event that this amount proves to be inadequate, the equipment will be leased rather than purchased to the extent necessary to cure the deficiency (see "Business - Waste Recycling").


         Net profits after interest expense of $46,554 and depreciation of $116,327 for the six months ended June 30, 1998 were $234,391 as compared to $263,534 for the six months ended June 30, 1997. Interest expense and depreciation in the six months ended June 30, 1997 were $69,524 and $107,258, respectively. As the Company continues to pay down its debt, interest expense will continue to decrease. The profit margin of 22.09% after six months in 1998 was very close to the 22.96% profit margin for the first six months of 1997. The decrease in profit margin related to the smaller number of emergency jobs handled in 1998. The profit margin on these jobs is higher than day-to-day work, so in 1997 profits were slightly higher for the first six months of the year. With a profit margin of 15.28% for the first three months of 1998 as compared to a profit margin of 23.23% for the first three months of 1997, the Company added more profitable business in the second quarter to close the gap between 1998 and 1997.



                                    BUSINESS

GENERAL

Corporate History


         The Company was incorporated in the State of Florida on June 26, 1990. In February 1994 the Company's shareholders purchased B&B from unaffiliated third parties to take advantage of the operating efficiencies presented by the purchase of an entity also engaged in the non-hazardous liquid waste management field and to take advantage of B&B's tax loss carryforwards. B&B was purchased by the Company's shareholders rather than by the Company, since the Company was a Subchapter S corporation at the time of purchase, and therefore unable to own B&B directly. On February 16, 1998 the B&B shareholders, whose ownership of B&B common stock duplicated their ownership of the Company, transferred ownership of B&B to the Company.


         Effective April 29, 1997 the Company entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization") with Northstar Holding Corporation, a Florida corporation ("Northstar"), Weststar Acquisition Corp., a Florida corporation ("Weststar Acquisition"); B&B; B&B Acquisition Corp., a Florida corporation ("B&B Acquisition Corp."); and Michael E. Ricks. The Plan of Acquisition resulted in the acquisition of the Company and B&B, by Weststar Acquisition (the "Weststar Corporate Acquisition") and B&B Acquisition (the "B&B Corporate Acquisition"), respectively, in separate but simultaneous reverse triangular merger transactions, whereby the surviving corporations following such mergers were the Company and B&B. At the time of such transactions, the Company and B&B had common ownership and common management and Northstar, Weststar Acquisition and B&B Acquisition had common ownership and common management. The mergers were accomplished in contemplation of the subsequent acquisition of the Company and B&B by Northstar (the "Northstar Corporate Acquisition"), a company without assets or liabilities which was intended to serve as a holding company for the Company and B&B. Subsequent to the execution of the Plan of Reorganization, but prior to the proposed Northstar Corporate Acquisition, the parties abandoned their plans to have Northstar serve as a holding company. In connection with the execution of the Plan of Reorganization, Northstar's three shareholders, William Perry, Marie Stubbs and Peggy Stubbs, transferred 1/3 of the shares of Northstar and two other companies owned by them, Empire Energy, Inc. and Southern Trailer Manufacturing Inc., to the shareholders of the Company. In consideration thereof, the shareholders of the Company and B&B, who held in the aggregate 100,000 shares of each of the Company and B&B, transferred an aggregate of 66,667 of the shares of each of the Company and B&B to the three former shareholders of Northstar. Subsequently, effective November 14, 1997 Northstar was merged with and into the Company with the Company being the surviving corporation.


         The Company amended its articles of incorporation on February 16, 1998 for the purpose of increasing the Company's authorized capital from 100,000 shares of common stock, $1 par value, to 10,000,000 shares of common stock, $.001 par value. This was done in contemplation of this offering and to effect a stock split. Pursuant to such stock split, the Company's 100,000 outstanding shares of common stock were converted at the rate of 15-for-1 into 1,500,000 shares of common stock. Subsequent to the certificate amendment and stock split, the Company has issued an additional 190,000 shares of common stock (see "Certain Transactions").



Industry Overview


         In the United States the collection and disposal of non-hazardous waste is a major industry. Industry revenues are derived primarily from collection and hauling services, disposal services and processing/recycling services. The non-hazardous waste industry is regional in nature and highly fragmented. It is currently estimated that 95% of industry revenue is accounted for by approximately 23,000 private, predominantly small, collection and disposal businesses; 2% by municipal governments that provide collection and disposal services; and the remainder by large, publicly-traded non-hazardous waste companies.


         As a result of increasingly strict regulation, the technical, managerial and financial resources needed by most companies to operate a non-hazardous waste business have grown significantly. The increase in regulation has required, and will continue to require, commensurate increases in technical sophistication and capital expenditures to meet new standards for the construction and operation of waste facilities. As a result, the Company believes that many private waste disposal facilities and companies are being sold to larger, better capitalized companies. In addition, many municipalities are choosing to privatize their collection and disposal services, due primarily to the ability of the private sector to perform these operations more efficiently and economically.

         Another factor expected to affect the non-hazardous waste industry is the increasing mandate to recycle waste materials. This mandate is expected to reduce the volume of waste disposed in landfills, but may provide additional revenues for collection and processing operations.

The ability of industry participants to engage profitably in recycling operations will depend in large part on the further development of markets for recycled products and the market prices available for recyclable materials.

         The preponderance of the Industry Overview statistical data set forth above is based upon information obtained by the Company at the 1998 Pumper & Cleaner Environmental Exposition (the "Exposition") that was held in Nashville, Tennessee during the period February 26-28, 1998. This data includes the estimated revenues of $25 billion in 1997 generated by the U.S. non-hazardous waste collection and disposal industry. The Company also obtains various operating, equipment, methodology and statistical data from a leading trade publication, Pumper magazine, publications of the Florida Department of Environmental Protection including "Biosolids Management in Florida" and other private and governmentally published literature. The Exposition, together with the personal knowledge and experiences of Company management, also serves as the basis for the Company's beliefs, understandings and opinions regarding the waste management industry that are expressed throughout this Prospectus. Neither the Company nor any persons affiliated with the Company have any previous or current relationships with any of the speakers or other persons affiliated with the Exposition.



Growth Strategy


         The Company believes that continuing initiatives of government authorities relating to environmental and waste disposal problems have resulted in significant opportunities, through internal growth and acquisition, for waste management companies. The Company intends to use a portion of the proceeds of this offering to expand its existing facilities, to acquire other waste management companies or facilities, and to grow and expand the range of services offered by the Company. Although the Company has identified certain areas for potential growth and expansion, there can be no assurance that the Company will be able to grow and expand its operations successfully.

         The Company's growth strategy will be to add to its service lines, to increase the capacity and service area of its existing service lines, and to expand its geographic presence through acquisitions and internal development. In particular, the Company intends to seek opportunities to acquire businesses that will permit the Company to offer additional services to its existing customers, to introduce its existing services to customers of the acquired companies, and to offer its services to new customers in new markets. The Company also intends to acquire businesses with facilities located in new geographic markets, generally within reasonably close proximity to an existing Company facility. The Company believes that strategic location of its facilities in this manner will enable it to maximize utilization of its equipment and personnel and to satisfy special customer needs (see "Business - Property and Equipment"). The Company also believes that strategic acquisitions will enable the Company to achieve economies of scale and operating efficiencies resulting from shared management, administrative, marketing and operating staffs. There can be no assurance given however that expected efficiencies and economies of scale will be realized.

         The Company may also consider the acquisition of larger businesses or businesses with facilities in geographic markets that are not adjacent to its existing service facilities. The Company may effect future acquisitions by issuing its Common Stock to the selling parties or through debt or equity financings. To the extent that the Company issues Common Stock as consideration for or to fund future acquisitions, the equity interests of its then current stockholders may be diluted. Although the Company has engaged in discussions regarding possible acquisitions from time to time, it currently has no commitments or negotiations in progress to acquire or make investments in other businesses. Further, no assurance can be given that desired acquisition opportunities will be available, if at all, or on terms which the Company deems favorable, or that if consummated, such acquired businesses can be successfully integrated into the Company's operations or prove profitable (see "Risk Factors - Dependence on Acquisitions for Growth; Availability of Acquisition Targets; Potential Liabilities Associated with Acquisitions and Ability to Manage Growth; To Integrate Acquired Businesses and to Achieve Operating Effectiveness").


         Notwithstanding the Company's intentions, increased competition for acquisition candidates may result in fewer acquisition opportunities being made available to the Company as well as less advantageous acquisition terms which may increase acquisition costs to levels that are beyond the Company's financial capability or that may have an adverse effect on the Company's business and results of operations. Accordingly, no assurance can be given as to the number or timing of the Company's acquisitions or as to the availability of financing necessary to complete an acquisition. The Company also believes that a significant factor in its ability to consummate acquisitions following the offering will be the attractiveness of the Company's Common Stock as an investment to potential acquisition candidates. Such attractiveness may, in large part, be dependent upon the market price and capital appreciation prospects of the Company's Common Stock compared to the equity securities of the Company's competitors. Many of the Company's competitors for acquisitions are larger, more established companies with significantly greater capital resources than the Company and whose equity securities may be more attractive than the Company's Common Stock. To the extent the Company's Common Stock is less attractive to acquisition candidates, the Company's acquisition program may be adversely affected.



SERVICES

Removal, Transport, Treatment and Disposal of Bio-Solids, Grease and Septic
Waste

         The Company services both the public (governmental) and private (residential/commercial) sector in the removal, transportation, treatment and disposal of non-hazardous waste materials including bio-solids, food service generated grease and septic waste which is processed and/or disposed of by the Company at environmentally approved treatment and disposal sites. The Company's waste removal, transport, treatment and disposal operations provided revenues during the fiscal years ended December 31, 1997 and December 31, 1996 in the respective amounts of $2,245,008 and $1,682,566. Within this service line, the Company categorizes revenues in terms of bio-solid and septic waste removal, transport, treatment and disposal; and brown grease removal, transport, treatment, and disposal. Brown grease is food service generated grease that results from, among other things, the process of washing meats, fruits and vegetables and/or from washing dishes. During the fiscal years ended December 31, 1997 and December 31, 1996, the bio-solid and septic waste category accounted for sales revenues of $1,918,205 and $1,026,879.35, respectively. During the same periods, the brown grease category accounted for sales revenues of $326,803 and $655,686.65, respectively. The Company expects the grease category, including its proposed future operations involving yellow grease, to experience the greatest rate of growth of any category over the next five years (see "Business - Services - Waste Recycling"). The Company anticipates that during this period it will become responsible for 50% or more of the Company's operating revenues. No assurance can be given, however, that this will prove to be the case. During the years ended December 31, 1997 and December 31, 1996, the waste removal, transport, treatment and disposal category, as a whole, accounted for a significant portion of the Company's sales revenue.


Asset Sale Agreement - Business Restrictions


         The Company entered into an Asset Sale and Purchase Agreement (the "Asset Sale Agreement") with CBP Resources, Inc. ("CBP"), a Delaware corporation, as of October 4, 1996, pursuant to which the Company sold to CBP, substantially all of the assets, excluding real property, owned by the Company in the operation of its grease trap business in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama, and the District of Columbia (the "Prescribed Territory"). The purchase price paid by CBP to the Company pursuant to the Asset Sale Agreement was $500,000, $121,000 of which was allocated to the purchase of machinery and equipment with the balance of $379,000 being allocated to the purchase of the Company's grease trap business customer accounts in the Prescribed Territory. The Asset Sale Agreement contains a non-compete provision which provides that, for a period of ten years from October 4, 1996, the Company can not own, manage or operate, in any capacity, any entity within the Prescribed Territory or within a fifty-mile radius around the borders lines of the Prescribed Territory and a one hundred mile area or radius around any operating facility owned, operated or leased (the "Operating Facilities") by CBP (the "Extended Territory") as of October 4, 1996 that was then engaged in the grease trap business, the recycling of waste frying oil business, and/or the rendering business or that was then engaged in the sale of any related products or services including those products and services which were manufactured, sold, distributed or provided by the Company at the time of the Asset Sale Agreement. As of October 4, 1996, all CBP Operating Facilities were located within the Prescribed Territory. The Company has further agreed that during such ten year period, it will not solicit or accept orders or business relating to the aforementioned business activities within the Prescribed Territory or the Extended Territory, from any of its existing customers or active prospects as of October 4, 1996 or from any former customers. Also contained in the Asset Sale Agreement is a right of first refusal in favor of CBP. It provides that, if at any time during the ten year period commencing October 4, 1996, the Company, an affiliate of the Company, or any shareholder of the Company, makes an offer to sell any business within the Prescribed Territory or Extended Territory engaged in the grease trap business, waste frying oil business or the rendering business, that the Company will give written notice to CBP of the terms of any such proposed sale. CBP shall thereafter have thirty days to negotiate an agreement with the seller of such business.


         Pursuant to the Asset Sale Agreement, the Company's president, Michael
E. Ricks, entered into a four-year Consulting and Non-Competition Agreement (the "Consulting and Non-Competition Agreement") with CBP effective October 4, 1996. The Consulting and Non-Competition Agreement requires Michael Ricks to assist CBP with the transition of accounts from the Company to CBP and provides for payment to Mr. Ricks of a consulting fee of $2,500 per month for his consulting services throughout the 48-month term of the consulting portion of the Consulting and Non-

Competition Agreement. The non-compete section of the Consulting and Non-Competition Agreement contains similar terms to those in the Asset Sale Agreement with regard to geographic area, duration (10 years) and scope. In consideration of the non-compete provisions contained in the Consulting and Non-Competition Agreement, CBP further agreed to pay Mr. Ricks the aggregate sum of $200,000, payable in yearly $20,000 installments.


         The Asset Sale Agreement contains a provision that allows CBP, at any time during the ten year non-compete period, to discontinue servicing accounts within the Prescribed Territory and/or Extended Territory and to thereafter grant the Company the right to service such accounts subject to terms and conditions to be negotiated between CBP and the Company. CBP's grant of rights to the Company to service accounts in such manner constitutes a limited waiver of the non-competition agreement. Each waiver is valid for one year from the date of grant and is subject to renewal, on an annual basis, if mutually agreed to by the parties. Pursuant to such provision, CBP has chosen, in several instances, not to service accounts that are not within close proximity to CBP Operating Facilities. In connection therewith, the Company is presently servicing approximately 233 accounts in the states of Tennessee, Alabama, West Virginia and Maryland. Most of the grease collected by the Company in such states is presently disposed of at CBP disposal sites. Similarly, CBP permits the Company to solicit new accounts within the Prescribed Territory and Extended Territory with the prior approval of CBP. In addition to the foregoing, CBP has recently advised the Company that it expects to be able to offer the Company additional business in the District of Columbia and the states of Delaware, Georgia, Maryland, Pennsylvania, Tennessee, Virginia and West Virginia. No assurance can be given however that this will prove to be the case.



Waste Treatment

         The Company engages in septic waste and brown grease treatment and recycling through the operation of its Deland, Florida lime stabilization plant. The Company engages in bio-solid and brown grease treatment and recycling through its operation of the Lake Butler, Florida lime stabilization plant (see "Business - Property and Equipment"). The bio-solids treated at Lake Butler are derived, in part, from the wastewater treatment process which takes place at the same plant. The treatment process removes solid material from the liquid waste. The collected material, called bio-solids, residuals, or sewage sludge, is valuable as a soil conditioner and fertilizer because it is high in organic content and contains nutrients required by plants. Many agricultural operations need soil amendments and bio-solids have some properties that are not found in many other commercially available fertilizers, such as organic matter, trace elements, and slow nutrient release. Bio-solids have been shown to substantially lower fertilization costs. These factors, combined with improved regulations to protect public health and the environment, have helped to increase the proportion of bio-solids being used for agricultural land application. At the present time, the Company disposes of the collected materials from the treatment process at approximately 6 governmentally approved land application sites located in Florida and on occasion also uses governmentally approved Florida landfills. These land application and landfill sites are owned by third parties and disposal is made under informal arrangements with the owners and operators thereof. The Company believes alternative or additional sites are readily available at competitive rates. Any change in availability or rate structure would have an adverse effect on the Company's operations (see "Risk Factors - Dependence on Third Party Landfills and Land Application Sites").

         Bio-solids have been produced and land applied since municipalities began to treat liquid waste about 150 years ago. Application to the land, either for disposal or fertilization, has been a natural solution. To achieve and maintain public acceptance, land application of bio-solids is accomplished in a way that protects public health and the environment. The public must be protected from exposure to harmful microorganisms or dangerous levels of chemical pollutants, and management practices are geared to protect the environment from harm. Land application must not cause objectionable odors or other aesthetic problems, which may foster public opposition. To meet these challenges, regulations at both the federal and state levels specify acceptable treatment, management, and beneficial use practices. Land applied bio-solids must meet regulatory limits on pollutant concentrations, requirements for destruction of potentially harmful microorganisms, and standards for reduction of attractiveness to vectors such as flies and rodents that can transmit the microorganisms to humans. Land application sites also are subject to site management requirements that provide further protection for public health and the environment.



Repair, Maintenance and Installation of Commercial and Residential Waste Systems


         The Company installs, maintains and repairs commercial and residential waste disposal systems including septic tanks, drain fields, and grease traps. Septic tanks are sewage disposal tanks generally utilized on residential property which is not connected to municipal water and sewer lines. Drain fields are effluent disposal systems generally utilized in conjunction with septic tank systems which are not connected to municipal sewer lines. Grease traps are devices generally utilized by restaurants, supermarkets, food processors, and others in the food service industry to contain, segregate and prevent cooking grease and related waste products from entering the sewage system. This service line provided revenues to the Company during the fiscal years ended December 31, 1997 and December 31, 1996 in the respective amounts of $108,453 and $324,000. The principal reason for such decline was the termination of the Company's license agreement with Roto Rooter (see "Business - Customers").

         The commercial segment of the market generally involves grease trap pump outs with service charges ranging from $75 - $200 per trap on a monthly maintenance contract. The Company also handles large lift station disposal jobs with charges ranging between $175 - $450 per station based on station size.

         The residential segment of this market involves various types of services. The Company's residential pump outs are generally based on septic tank pump outs with service charges of $120 - $205 per septic tank pump out based on size. Repair prices range between $125 - $400 on average for minor work and between $1,100 - $5,000 on average for large repair work such as drain field installations.

         This line of services generally involves long-term customer relationships. Routine maintenance of septic systems through pump outs should be carried out every three to five years. Grease trap maintenance through pump outs should be carried out every month based on the frequency of trap use. Commercial lift stations should be pumped four times a year. Lift stations are utilized to allow liquid waste to flow uninterruptedly through pipes despite changes in pipe dimensions or pipe elevations.

         The waste system repair, maintenance and installation service category was responsible for 4.8% and 19.3% of the Company's sales revenues during the years ended December 31, 1997 and December 31, 1996, respectively, and is expected to continue to account for a small percentage of Company revenues in the future. The services provided by the Company with regard to this aspect of its business are, for the most part, similar to those provided by the Company's competitors. The Company believes its prices to be comparable to most of its competitors. The Company believes it has a competitive advantage, however, with regard to quality of service but cannot say so with any certainty.


Waste Recycling


         The Company's waste recycling business is in the developmental stage and is not expected to commence material commercial operation until the Company completes construction of a belt processing facility which is not expected to take place prior to November 1998 (see "Use of Proceeds"). This project has not yet advanced beyond the planning stage. The Company intends to build such facility in or near Jacksonville, Florida but at the present time, an exact location for the proposed facility has not been selected. A belt processing facility is a waste treatment processing and recycling facility that utilizes a belt filter press system to treat and separate waste. A belt filter press pushes the waste material through a series of belts and rollers for the purpose of segregating certain components of the waste material. A belt processing plant will provide the Company with a more efficient method of treating wastewater bio-solids and brown grease than is currently available to it through its operation of the Deland and Lake Butler lime stabilization plants. Such a plant would result in greater efficiency in separating solid materials from liquids thereby simplifying the recycling process and lessening the amount of material requiring land application. The Company's ability to process and recycle waste products would be a logical extension of its waste collection and disposal activities and in addition to resulting in saleable end products could be expected to save the Company considerable disposal fees. The initial treatment and recycling facility is expected to be devoted to the treatment of brown grease and bio-solids only. Recovered bio-solids can be converted to compost and sold to wholesale and retail gardening supply chains. Within the next 12 months, the Company also intends to engage in yellow grease processing although no assurance can be given that this will prove to be the case. Yellow grease, used to fry foods in supermarkets, restaurants, food processors and other food services establishments can be recycled into an end product with cosmetic industry applications or into an end product with an agricultural industry application as an animal feed supplement. The Company presently has a readily available source of yellow grease from its contract with the Food Lion Supermarket chain to pump their grease traps and from its contracts with several restaurant chains including certain McDonald's and Hardees' franchises.



SALES AND MARKETING

         To date, marketing has principally been conducted through the efforts of the Company's management and administrative personnel, none of which devote their full time to such marketing activities. The Company believes its present arrangement to be adequate for its current needs. Marketing activities have included direct mailings, advertisements, and community involvement. All such activities have stressed the Company's provision of reasonably priced, high quality, environmentally friendly service. Notwithstanding the restrictions placed upon the Company by its agreement with CBP Resources, Inc. as to its engaging in the grease trap business in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia, CBP has subcontracted considerable grease trap business in the restricted areas and otherwise to the Company, with whose performance CBP has expressed its satisfaction. Based upon this, CBP has advised the Company that it intends to expand its subcontracting business to the Company in the states of Delaware, Georgia, Maryland, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia as well as other unnamed states. In addition, the Company is soliciting and will continue to solicit business which is not restricted by the CBP agreement by way of the removal, transport, treatment and disposal of septic waste and bio-solids. In this regard the Company submits bids on municipal government contracts, solicits institutions, manufacturers and national franchises including hospitals, manufacturers, and other appropriate organizations, as well as grease trap business in areas not covered by the CBP restriction.



SUPPLIES AND SUPPLIERS


         The Company's business is not dependent upon any raw materials and as such the Company is not dependent upon sources for raw materials or upon suppliers thereof.


SEASONAL ASPECTS

         The Company does not presently experience seasonal variations in its operating results. In the event the Company increases the geographic scope of its operations, through acquisition or expansion, to include material activity in northern states, it may experience seasonal fluctuations in revenues marked by lower revenues in the winter months.


RESEARCH AND DEVELOPMENT


         All of the Company's research and development activities are Company sponsored. To date, most of such activities have related to the development and establishment of one or more waste treatment and recycling facilities. During fiscal 1998 the Company anticipates spending approximately 5% of its gross sales revenues on research and development. During the fiscal years ended December 31, 1997 and December 31, 1996, the Company spent approximately $126,500 and $53,310 or approximately 6% and 3% of gross sales revenues, respectively, on research and development. The Company is presently unable to anticipate the amount of its expenditures in this area during the current fiscal year. Its expenditures in this category, during the six months ended June 30, 1998, were negligible.



CUSTOMERS

         The Company provides its services to governmental and private sector customers. The Company presently derives a substantial portion of its revenues from governmental customers and it is anticipated that a substantial portion of the Company's future revenues will be derived from governmental customers. The following table sets forth information relating to the approximate dollar amounts and percentages of revenues derived from each of governmental and private sector customers (see "Management's Discussion and Analysis"):


                                       Year Ended December 31,                     6 Months Ended June 30,
                               --------------------------------------       -----------------------------------
                                     1996                  1997                  1998                 1997
                               ----------------     -----------------       --------------       --------------
                                  $         %           $         %            $       %            $       %
                               -------     ----     ---------    ----       -------   ----       -------   ----
Private Sector............     917,326     54.5       561,351    25.0       224,909   21.2       316,815   27.6
Governmental..............     765,240     45.5     1,683,657    75.0       835,983   78.8       831,066   72.4




         The Company has been dependent on a small number of customers for a significant portion of its revenues. For the years ended December 31, 1997 and 1996, revenues derived from three customers accounted for approximately 80.2% and 75.0% respectively of the Company's revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 70.7% of total sales in 1997 and approximately 41.6% of total sales in 1996. Food Lion Supermarkets accounted for approximately 7.1% of total sales in 1997 and approximately 15.6% of total sales in 1996. Roto Rooter accounted for approximately 2.4% of sales in 1997 and approximately 19.8% of total sales in 1996. The non-renewal or termination of the Company's contracts with the City of Jacksonville/Jacksonville Electric Authority and/or Food Lion Supermarkets could have an adverse effect on the Company (see "Risk Factors - Dependence on Government Contracts; - Dependence on Major Customers").


         The Company was the lowest bidder for bio-solids hauling services for the City of Jacksonville for the contract period January 1, 1997 through September 30, 1997 (the "Initial Contract Period") based on its hauling price per gallon of bio-solids. The contract provided the City of Jacksonville with the option, at its sole discretion, to renew the contract for up to four additional one year terms. During the Initial Contract Period, on June 1, 1997, the City of Jacksonville, transferred and assigned all of its rights under the contract to the Jacksonville Electric Authority (the "JEA"). On October 31, 1997, the JEA and the Company agreed to exercise the first of the four annual renewals which covers the period October 1, 1997 through September 30, 1998 (the "Current Contract Period"). Therein, the parties agreed that the maximum payment by the JEA to the Company for the Current Contract Period with regard to bio-solids hauling would be $825,000. The Company provides the JEA, without regard to dollar amount, with other services including emergency pipe bypasses, lift station cleaning, pipe inspections and other maintenance, repair, and emergency services (the "Other Services"). During the twelve month period ended December 31, 1997 the JEA paid the Company an aggregate of $1,606,000 consisting of $623,457 for bio-solids hauling and $983,317 for Other Services. The contract was amended June 5, 1998 for the purpose of revising the renewal provisions thereof. Pursuant to such amendment, the parties agreed to combine the three remaining annual renewal periods under the contract into a single term of three years ending September 30, 2001 and to renew the contract through the end of such three year period. The contract was further amended to adjust certain pricing terms covered by the contract. Such adjustments include the parties agreement that the maximum payment by the JEA to the Company with regard to bio-solids hauling for each of the three years covered by the contract extension will not exceed $1,250,000 per contract year. The Company's ability to provide the JEA with Other Services without regard to aggregate annual dollar amount was not affected by the contract amendment. Other adjustments included an increase in the per gallon price chargeable by the Company for standard bio-solids hauling and a decrease in the per gallon price for emergency bio-solids hauling necessitated by sewer overflows from $.14391 per gallon to $.05 per gallon. At the conclusion of the contract term, as extended, the JEA will reopen the contract for bidding. At such time the Company intends to re-bid for the contract.


         Effective September 1, 1996 the Company entered into a three year service agreement (the "Service Agreement") with Food Lion Inc. ("Food Lion"), a large multi-state supermarket chain, to service all Food Lion stores in Virginia, Maryland (excluding the Ocean City area), Pennsylvania, Tennessee, Kentucky, Florida, Georgia, South Carolina and North Carolina. It applies to the period September 1, 1996 through August 31, 1999 and is cancelable by Food Lion at any time upon thirty days prior notice. The Service Agreement principally provides for the cleaning of external and internal grease traps at Food Lion stores and the disposal of brown grease removed from the grease traps. The Service Agreement is affected by the Company's September 25, 1996 agreement with CBP Resources, Inc., pursuant to which the Company does not presently service Food Lion stores in North Carolina, South Carolina, and Pennsylvania but services Food Lion stores in Tennessee, West Virginia and Maryland at the discretion of CBP Resources, Inc. (see "Business - Services - Removal, Transport, Treatment and Disposal of Bio-Solids, Grease and Septic Waste"). In connection with Food Lion stores which are serviced by CBP, the Company is occasionally requested by Food Lion to assist CBP with services covered by the Service Agreement. In such instances, the Company is reimbursed for their expenses. The Company has previously operated under year to year service agreements with Food Lion.


         During the period May 1995 through October 1996 the Company operated under a license agreement with Roto Rooter. In connection therewith the Company was principally involved with the repair, maintenance and installation of commercial and residential waste systems. Due to high labor costs and a low profit margin associated with such license agreement and the services performed by the Company thereunder, the Company terminated the license agreement in October 1996. From November 1996 to the present the Company has continued to provide services to Roto Rooter on a subcontract basis, all of which services involve the hauling and disposal of food service generated grease. The Company will attempt to utilize its planned grease processing plant to expand its business derived from Roto-Rooter. Should the Company succeed, of which there is no assurance, it will solicit Roto-Rooter owned facilities in other areas for their business. This will not conflict with the Company's restrictions imposed by its agreement with CBP Resources, Inc.


COMPETITION

         Although developments in the non-hazardous waste management industry have resulted in the emergence of large, mostly private waste management companies, the Company believes that no single company has a significant market share of the non-hazardous waste management business in the United States, particularly with regard to the specific services provided and intended to be provided by the Company. Nevertheless, the non-hazardous waste management business is extremely competitive. Although competition varies by locality and type of service, the Company's principal sources of competition are: local companies, which provide primarily collection services to customers in a limited geographic area; large companies which operate over a more extensive geographic area, provide integrated waste management services, own or operate disposal sites and engage in various waste transfer and resource recovery activities; and municipalities and other governmental authorities. Many of the Company's competitors are well established and have substantially greater marketing, financial, technological and other resources than the Company. In addition, many of the Company's competitors offer services not currently offered by the Company and have capabilities not currently possessed by the Company.

         The Company believes that the principal competitive factors in the industry are reputation, technical proficiency, managerial experience, financial assurance capability (particularly as it relates to surety bonding), price and breadth of services offered (see "Risk Factors - Significant Competition in Waste Management Industry").



GOVERNMENT REGULATION



         The Company is subject to extensive and evolving environmental laws and regulations. These regulations are administered by the EPA and various other federal, state and local environmental. zoning, health and safety agencies, many of which periodically inspect the Company's operations to monitor compliance with these laws and regulations. The Company believes that it is presently in substantial compliance with all material federal, state and local laws and regulations governing its operations.


         The Company's operation of waste-related facilities subjects it to operational, monitoring, and site maintenance obligations which are complex and sometimes costly. Governmental authorities have the power to enforce these obligations and to obtain injunctions, revoke operating permits, require corrective actions or impose civil or criminal penalties in case of violations. In addition, in many instances, the Company is required to obtain state, local and federal permits in order to operate.

         The Company's business is significantly affected by federal, state, and local environmental laws and corresponding state laws and related regulations and enforcement practices. Since the business in which the Company is engaged is intrinsically connected with the protection of the environment and the potential discharge of materials into the environment, a portion of the Company's expenditures are, directly or indirectly, related to compliance with environmental laws.

         The principal regulations applicable to the Company's operations include the following:

         THE RESOURCE CONSERVATION AND RECOVERY ACT ("RCRA"). RCRA is a federal statute that regulates the generation, treatment, storage, handling, transportation and disposal of hazardous and non-hazardous wastes and requires states to develop programs to insure the safe disposal of solid wastes.

         THE FEDERAL WATER POLLUTION CONTROL ACT (THE "CLEAN WATER ACT"). The Clean Water Act establishes rules regulating the discharge of pollutants into groundwater, streams, or other surface waters from a variety of sources, including waste disposal sites. The Clean Water Act provides civil, criminal and administrative penalties for violations of its provisions.

         STATE AND LOCAL REGULATION. Each state in which the Company now operates, or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of non-hazardous waste. Furthermore, many counties and municipalities also have ordinances, local laws and regulations affecting Company operations. These include zoning and health measures that limit waste management activities to specified sites or activities, flow control provisions that direct the delivery of wastes to specific facilities, laws that grant rights to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of wastes into a county or municipality.


         In addition, in order to develop, operate and expand waste management facilities, it is generally necessary to obtain and maintain in effect one or more operating permits as well as zoning, environmental and other land use permits. These permits and approvals are difficult and time-consuming to obtain and are frequently subject to opposition by local elected officials or citizens. Facility operating permits may be subject to revocation, and it may be necessary to periodically renew the permit. Revocation or renewal of a permit may reopen opportunities for opposition to the permit. Loss of an operating permit would require that the affected facility be shut down until the permit is renewed or reissued, and this could have a material adverse effect on the Company's business and financial condition.


         In addition, certain states and localities may for economic or other reasons attempt to restrict the export of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. Such restrictions, if enforced, could result in higher disposal costs for the Company (see "Risk Factors - Government Regulation").


INSURANCE

         The Company carries a broad range of insurance coverage, which the Company considers sufficient to meet regulatory and customer requirements and to protect the Company's assets and operations. The Company's insurance coverage currently includes $2,000,000 of comprehensive general liability insurance, $1,000,000 of excess liability insurance and $1,000,000 of trucking liability insurance. The Company also obtains additional insurance as required on a project-by-project basis. The Company attempts to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts, including employee training. Nevertheless, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company and its financial condition. In addition, the inability to obtain insurance of the type and in the amounts required could impair the Company's ability to obtain new contracts, which are, in certain instances, conditioned upon the availability of adequate insurance coverage.

         The Company does not currently maintain environmental impairment insurance. The Company believes that it does not require this type of insurance and that it is common for waste management companies which do not participate in the hazardous waste business not to maintain such insurance. Nevertheless, there can be no assurance that hazardous substances are not or will not, unknown to the Company, be present at the Company's facilities, or that the Company will not incur liability for environmental damage. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict, joint and several liability on the present and former owners and operators of facilities which release hazardous substances into the environment. Similar liability is imposed upon the generators and transporters of waste which contain hazardous substances. All such persons may be liable for waste site investigation, waste site cleanup costs and natural resource damages, which costs could be substantial, regardless of whether they exercised due care and complied with all relevant laws and regulations. There can be no assurance that the Company will not face claims under CERCLA resulting in substantial liability for which the Company is uninsured, which could have a material adverse effect on the Company.



BONDING


         The Company is required, in most instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. Approximately 36% of the Company's revenues for the year ended December 31, 1997 were derived from contracts or projects which required the Company to post bid and/or performance bonds. In addition to bid and performance bond requirements, new or proposed legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering the activities for certain waste management facilities. There can be no assurance that personal guarantees or other security necessary to obtain bonding coverage will be available in the future or that the Company will be able to obtain bonds in the amounts required or have the ability to increase its bonding capacity (see "Risk Factors - Bonding Requirements; Potential Liability and Insurance").


PERSONNEL


         As of August 31, 1998, the Company had 27 employees including 4 executive officers, 7 administrative employees, and 16 field employees responsible for the Company's trucking and repair requirements. The Company plans to add other employees in connection with its expansion and acquisition plans. The Company considers its relationship with its employees to be satisfactory. All of the employees work on a full time basis with the exception of 2 executive officers who work on an as needed basis and receive no compensation for their services as such (see "Management"). Seven of the employees are salaried while the other compensated employees are paid on an hourly basis. The Company's work force is non-unionized.


         All of the Company's employees are leased to the Company by Staff Leasing II, L.P. ("Staff Leasing"), an unaffiliated Delaware limited partnership that performs certain administrative functions for the Company. Staff Leasing is responsible for matters relating to payroll, payroll taxes, workers compensation, and the administration, procurement and payment of certain employee benefits. Notwithstanding the foregoing, all employees are hired by the Company and work under the control and direction of the Company. Further, the Company provides Staff leasing with the funds necessary to make all required payments to and on behalf of Company employees.

PROPERTY AND EQUIPMENT

         The Company presently conducts its operations from three principal properties located in Jacksonville, Florida; Starke, Florida; and Deland, Florida. A fourth property location, in Brunswick, Georgia is expected to become operational in January 1999, although no assurance can be given that this will prove to be the case. The Brunswick, Georgia property is expected to contain a treatment/stabilization facility similar to those operated by the Company at Deland, Florida and Lake Butler, Florida. However, unlike those sites, the Brunswick site is expected to provide treatment services directly to third parties in addition to treating waste collected directly by the Company.


         The Jacksonville, Florida property serves as the Company's corporate and administrative headquarters and consists of approximately 1,516 square feet of office space. The property is subject to a three year lease which commenced on September 1, 1997. The Company considers this space adequate for its present and anticipated future needs. The lease is renewable at the end of the three year lease term upon mutual agreement of the parties on terms to be negotiated.


         The Starke, Florida property is used principally for repair work on Company owned vehicles and equipment and as a staging area for Company trucks. The Company's accounting offices are also located on the property. The property consists of approximately 4.96 acres of land and contains an approximately 5,055 square foot building which was constructed in 1989. On June 3, 1998 the Company mortgaged the property with Prime South Bank for $160,000. The mortgage requires the payment of interest at the annual rate of 9.5% and provides for 60 monthly payments of $1,684.31 each along with a final principal balloon payment of $130,789.04 due on June 3, 2003. The mortgage is personally guaranteed by Dr. John S. Poser, a director of the Company. The mortgage proceeds are being used as working capital. In consideration of his guarantee of the mortgage obligation, the Company has agreed to pay Dr. Poser $500 per month so long as his guaranty is in effect.


         The Deland, Florida property is owned by the Company's wholly owned subsidiary, B&B, is subject to a mortgage with a principal balance thereon, as of June 30, 1998, of approximately $258,000 and is used principally as a service site for the Company's residential and commercial operations. The property consists of approximately 2 acres of land and contains an approximately 2,650 square foot building and an underground lime stabilization plant. The lime stabilization plant is used to stabilize septic waste and brown grease.


         The City of Lake Butler, Florida ("Lake Butler") owns a lime stabilization plant which the Company operates on Lake Butler's behalf pursuant to an oral agreement. In exchange for operating the plant, treating Lake Butler's wastewater at the plant, and hauling and disposing of the sludge created by such treatment, the Company is allowed to use the plant to treat liquid waste generated by Company customers. The Company's operation of the plant generated revenues for the Company during the fiscal years ended December 31, 1997 and December 31, 1996 in the approximate amounts of $18,000 and $21,245, respectively.

         The Company presently owns 15 tankers, 4 tractors, 1 belt press unit, 1 high velocity vacuum unit, and lesser equipment needed for its present operations. In addition to the foregoing, the Company presently leases 5 tractors. The Company intends to use part of the proceeds from this offering to purchase 4 additional tankers and 3 tractors (see "Use of Proceeds").



EFFECT OF YEAR 2000 PROBLEM



         The Company has assessed its state of readiness with respect to the problems, regarding computer data processing, generally foreseen for many businesses upon the advent of the Year 2000. The Year 2000 problem has arisen because most existing computers use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or produce erroneous results. This could have materially adverse effects on the entire business community. This shortcoming in most computers arises because of the deficiencies in their information technology ("IT"), consisting primarily of date-sensitive software, and their non-IT systems, consisting primarily of hardware containing date-sensitive chips (microprocessors or microcontrollers).



         The Company has assessed its state of readiness on (1) its internal dependence on computer data processing and the steps being taken by it to meet the problem; (2) its dependence on third parties with whom it has a material relationship and which are unprepared to meet the problem; (3) the effect, on a "gross basis" of the failure of the business world in general to meet the problem; (4) the costs to the Company eventually to correct the problem; and (5) the effect of the problem on the Company on a "worst-case scenario" basis.



         The Company, because of its small size and the simplicity of its operations, places minimal reliance on computers. It has a comparatively small amount of personnel, equipment, real property, customers, work projects, vendors, and the like. It uses five inexpensive microcomputers in its various locations. The computers are not networked and communicate neither with one another or with third parties. These computers are used for maintaining simple financial books of account and statements and for non-date sensitive word processing, record maintenance and report generation using word processing. Billing, estimating, customer quotation, and planning are done manually, in many cases by word processing. The date sensitive uses of computers (books of account and statements) could readily be accomplished manually by word processing or, in the bookkeeping software, by substituting for a third millennium year (those beginning with ("20") a second millennium year (those beginning with "19") on which the dates fall on the same weekdays as the particular third millennium year, on a "balance brought forward" basis. These simple financial statements and reports could be exported to a word processing system where dates could be corrected for the purpose of external distribution. The Company believes that the manual approach or the artificial year designation approach would prove to be operationally effective and cost-effective temporary expedients.



         The Company has approximately 12 to 15 customers, governmental and corporate, of significant size, and approximately 25 vendors and suppliers of significant size, with whom its has a material relationship (the "Material Third Parties"). Other customers, vendors and suppliers of the Company are of clearly small size whereby their dependence on computers is minimal and which would render their Year 2000 unreadiness not material to their business with the Company. With respect to the Material Third Parties, the Company has made oral inquiry of them as to their

Year 2000 readiness. All of these organizations are aware of the problem and are taking steps, in varying degrees, for remediation. While the Company believes that, for the most part, these organizations will successfully meet the problem, it cannot be certain of this. However, for general business purposes the Company has always maintained a personal relationship with appropriate administrative and operational personnel of Material Third Parties for the purpose of business procurement, prompt billing payment, placing orders for goods and services, and receiving prompt delivery thereof. In the event of the lack of readiness of any Material Third Party in the Year 2000 to meet the problems under discussion, the Company intends to utilize its personal relationships for the purposes of obtaining prompt payment of its customer bills and prompt delivery of its orders by its vendors and suppliers. Because of the comparative narrowness and simplicity of the Company's operations and the nature of these operations generally being non-dependent upon computers (as compared to computer, financial, insurance, and record-intensive organizations), and because of small number of, and its relationship with, its Material Third Parties, it does not anticipate that the Year 2000 problem will have an adverse effect on its business and administrative operations on a "gross basis".



         The cost of replacing its computer equipment and its date-sensitive software to remediate the Year 2000 problem is not material to the Company's financial condition nor does the Company anticipate other costs, losses and expenses arising out of the Year 2000 problem. On a worst-case scenario basis, the Company can anticipate suffering two adverse consequences from the Year 2000 problem. First, its receipt of customer billing payments and of delivery of its vendors' and suppliers' goods and services would be delayed for varying periods of time, thereby adversely affecting its working capital position. Second, for the reasons described above, its expansion plans, both in the nature and geographical scope of its operations, would likewise be delayed.



         The Company believes that the Year 2000 problem will not have a material effect on its operations and competitive position. Software and computer microprocessors and microcontrollers for microcomputers, which will remediate the Year 2000 problem, is expected shortly to be on the market at competitive prices, although the time within which this will occur is uncertain.



LEGAL PROCEEDINGS

         On or about January 16, 1998 Hartford Fire Insurance Company ("Hartford") filed a complaint against the Company in the Circuit Court (the "Court") for Bradford County, Florida (Case No. 98-35-CA) seeking $76,795.78 plus interest from July 30, 1996 based upon the alleged failure of the Company to pay Hartford for providing the Company with workers compensation insurance for the period July 19, 1995 until July 19, 1996 and conducting a payroll audit in connection therewith. The Company inadvertently failed to answer the complaint in a timely manner and on or about February 11, 1998 a default judgment was entered against the Company. The Company subsequently petitioned the Court to set aside the default judgement and filed an answer to the complaint. The principal amount of the claim is reflected as an account payable on the Company's balance sheet for $76,795.78. The Company expects its set aside petition to be granted and its answer to be accepted, although no assurance can be given that this will prove to be the case. The Company disputes the amount due Hartford and expects to be able to settle the claim, including all interest due thereon, for not more than $60,000.

         No other material legal proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company are any such legal proceedings threatened.



                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each of the directors and executive officers of the Company:


         Name                Age                        Position
         ----                ---                        --------



   Michael E. Ricks          37            President, Chief Executive Officer,
                                            and Director


   William B. Gray           61            Chairman of the Board of Directors
                                            and Executive Vice President

   Keith M. Carter           38            Treasurer, Chief Financial Officer
                                            and Director

   James D. Ricks            42            Secretary

   Dr. John S. Poser         51            Director

   Thomas F. Fey             53            Director

   Michael J. George         45            Director (1)


-----------


(1) Appointment effective upon the completion of this offering and the Company's procurement of directors and officers liability insurance with coverage and at rates satisfactory to the directors.

         Each current director was elected on January 28, 1998. Executive officers are elected by and hold office at the pleasure of the board of directors. The term of office of each director is one year or until his or her successor is elected and qualified. Michael E. Ricks and James Ricks are cousins. No other family relationship exists between any director or executive officer of the Company or any person contemplated to become such.


         As of August 10, 1998 the board of directors created and appointed an audit committee comprised solely of directors independent of management. The principal functions to be performed by the audit committee consist of confirming selection of the independent auditor, reviewing the arrangements for and scope of the audit, reviewing the auditors' comments as to weaknesses in internal accounting controls and management's proposed corrective action, and serving as a conduit to the board for reporting illegal or questionable acts of management and irregularities detected in the audit. Some additional functions expected to be performed by the audit committee include (1) discharging auditors, (2) reviewing the auditors' fee, (3) reviewing with the auditors their report, their perception of the Company's accounting personnel, and the co-operation they received, (4) reviewing significant unusual transactions, (5) meeting with the Company's financial staff to discuss internal accounting and auditing procedures, and (6) reviewing significant press releases concerning financial matters. The members of the audit committee are Dr. John S. Poser and Thomas F. Fey. If and when Michael J. George joins the board, it is intended that he become a member of the audit committee.


         The following is a brief account of the business experience of each director and executive officer of the Company during the past five years or more.

         MICHAEL E. RICKS has been the president, chief executive officer and a director of the Company since the Company's inception in 1990. During such period he has been exclusively engaged in waste management activities on the Company's behalf. He has served in similar capacities for B&B since February 1994. His Company responsibilities include, but are not limited to, supervision of other corporate officers and other corporate personnel, assisting with the preparation of the Company's financial budget, bidding on jobs and working with customers and potential customers, developing marketing and financial plans, and reviewing proposed corporate and asset acquisitions. From 1989 through 1990 Mr. Ricks was employed as an assistant general manager for Griffin Industries. From 1987 until 1989 he worked as staff manager/auditor for Independent Life Insurance Company and during 1986 he worked as an insurance agent for Liberty National Life Insurance Company. From 1982 through 1985 he worked for Carter's Fried Chicken, first as an operation's manager (1982 - 1983) and later (1983 -
1985) as an owner/operator. From 1979 through 1981 he was employed as a unit manager for Spartan Foods, Inc.

         WILLIAM B. GRAY has been the chairman of the board of directors of the Company and B&B since January 28, 1998. He served as a director of B&B from February 1994 through April 28,1997. From April 1992 through the present he also served as an executive vice president for the Company and from April 28, 1997 through January 28, 1998 he served as the Company's secretary and treasurer. He served as a director of the Company from April 1992 through April 28, 1997. He has served as an executive vice president for B&B since January 28, 1998, a position which he also held from February 1994 through April 28, 1997. He also served as B&B's secretary and treasurer from April 28, 1997 through January 28, 1998. From 1962 until 1992 he was employed by Otis Elevator in various capacities including District Manager for the State of Florida (1979 - 1992), Branch Manager (1972 - 1979), Direct Service Manager for the State of Georgia (1968 - 1972), Branch Manager - Orlando, Florida (1966 - 1968) and Sales Engineer (1962 - 1966). Mr. Gray received a B.S. Degree in Mechanical Engineering from Auburn University in 1959 and a Business Management Certificate from Hartford Graduate College in 1981.

         KEITH M. CARTER has been the treasurer, chief financial officer and a director of the Company since January 28, 1998. He has also served as a director of B&B since January 28, 1998. At the present time, Mr. Carter does not receive salary or other compensation for his services to the Company and does not devote his full time to the performance of his Company duties. The Company is actively searching for a replacement for Mr. Carter as the Company's treasurer and chief financial officer. Mr. Carter has been a practicing attorney in the State of Florida since 1985. From 1997 through the present Mr. Carter has worked for the law firm of

Shackleford, Farrior, Stallings & Evans, P.A. From 1989 until 1997 he worked for the law firm of Mitchell & Carter, P.A., from 1986 until 1989 the law firm of Mitchell, Alley, Rywant & Vessel and from 1985 until 1986 the law firm of Butler & Burnette. Mr. Carter is a member of the Hillsborough County Bar, Florida Bar, American Bar Association and Florida Defense Lawyers Association. He received a B.S. Degree in Business Finance from Florida State University in 1981, and a J.D. Degree from Stetson University College of Law in 1985.


         JAMES D. RICKS has been the secretary of the Company and B&B since January 28, 1998. At the present time, Mr. Ricks does not receive salary or other compensation from the Company for his services to the Company and does not devote his full time to the performance of his Company duties. From May 1983 to the present he has worked in various capacities for the Department of Insurance for the State of Florida including field representative, special investigator and most recently insurance administrator for the Jacksonville, Florida service office. In this latter capacity, Mr. Ricks manages a staff of nine employees which handles consumer questions and complaints with regard to a fifteen county area in northeast Florida. During the period 1978 through April 1983, Mr. Ricks worked as an insurance agent for several insurance companies.

         DR. JOHN S. POSER has been a director of the Company and B&B since January 28, 1998. From 1983 to the present he has operated a medical practice dedicated to performing various types of plastic surgery. From 1984 to the present he has practiced in Gainesville, Florida. He is currently affiliated with Alachua General Hospital and North Florida Regional Hospital and is an associate clinical professor at the University of Florida. He is a member of the Certified American Board of Plastic Surgery, American Medical Association and the Alachua County Medical Society. He also serves as a member of the board of the American College of Surgeons. Dr. Poser received a B.A. Degree from the University of Wisconsin in 1968 and a medical degree from Northwestern University in 1973.

         THOMAS F. FEY has been a director of the Company from inception through April 28, 1997 and from January 28, 1998 to the present. He has been director of B&B from February 1994 through April 28, 1997 and from January 28, 1998 to the present. From 1996 to the present he has worked as the owner/operator of three McDonald's Restaurants in Georgia. From 1984 until 1996 he was employed as the Director of Operations for McDonald's Restaurants. From 1967 until 1984 he worked in various academic capacities including Associate Director/Principal at the University of Florida Laboratory School, Assistant Professor at the University of Florida College of Education, Assistant Superintendent/Director of Curriculum at Ochechobee County School District, Co-Director for National Teachers Corps Federal Project and elementary school teacher. Mr. Fey received a Bachelor's Degree in Education from the University of Florida in 1967, a Masters Degree in Curriculum and Instruction from the University of Florida in 1970 and a Doctoral Degree in Administration and Supervision from the University of Florida in 1974.

         MICHAEL J. GEORGE will become a director of the Company and B&B upon the completion of this offering and the Company and B&B's procurement of directors and officers insurance at rates and coverage which are satisfactory to the Directors ("D&O Insurance"). Mr. George is a practicing certified public accountant. From September 1997 until April 1998 he was employed as senior vice president and chief financial officer of Connectivity Technologies Inc., a public company engaged in the manufacture and assembly of wire and cable products. From 1984 through 1997 and from May 1998 through the present Mr. George was and has been a partner in

George and Fischer Consulting Group Inc., a financial and managerial consulting company which he co-founded, in Jefferson, Massachusetts. From 1974 until 1978 he worked for several firms in accounting and/or auditing capacities. Mr. George received a B.S. Degree from Bentley College in 1974 where he majored in accounting.



INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Each of the Underwriters has agreed to indemnify the Company, its officers and directors, and each person who controls it within the meaning of
Section 15 of the Securities Exchange Act of 1933 with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto. In like manner, the Company has agreed to indemnify the Underwriters with respect to statements in or omissions from the Registration Statement or Prospectus made by the Company (see "Underwriting").

         The Florida General Corporation Act (the "Florida GCA") empowers a corporation to indemnify its directors and officers and to purchase D&O Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida GCA; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, the Company intends to purchase D&O Insurance, if such insurance is available at rates which are satisfactory to the Company.

         The Florida GCA provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         Article 7 of the Company's Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1997 to its chief executive officer. No other executive officer received annual compensation in excess of $100,000 in any of such fiscal years.



                           SUMMARY COMPENSATION TABLE



                                           Annual Compensation                                  Long-Term Compensation
                              ---------------------------------------------------    -----------------------------------------------
Name and                      Fiscal                                Other Annual     Options/   Restricted      LTIP      All Other
Principal Position             Year        Salary        Bonus      Compensation       SARs    Stock Awards    Payouts  Compensation
------------------             ----        ------        -----      ------------       ----    ------------    -------  ------------
Michael E. Ricks               1997       $87,500(1)       $0       $20,769(1)(2)    75,000(3)       $0          $0           $0
 Chief Executive Officer

Michael E. Ricks               1996       $87,500(1)       $0       $19,171(1)(2)         0          $0          $0           $0
 Chief Executive Officer

Michael E. Ricks               1995       $87,500          $0       $18,671(2)            0          $0          $0           $0
 Chief Executive Officer



(1) Does not include compensation paid to Mr. Ricks by CBP pursuant to a Non-Competition and Consulting Agreement (see "Business - Services - Removal, Transport and Disposal of Bio-Solids, Grease and Septic Waste
         - Asset Sale Agreement - Business Restrictions").

(2) Represents health insurance benefits and use of Company leased automobiles.

(3) Represents 75,000 options issued to Mr. Ricks on April 28, 1997 under the Company's 1997 Stock Option Plan. Each option is exercisable to purchase one share of Common Stock at any time during the four year period commencing April 28, 1998 at a price of $5 per Share.


1997 NONSTATUTORY STOCK OPTION PLAN

         The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") in April 1997 covers up to 1,000,000 shares of the Company's Common Stock which are issuable upon the exercise of a like number of options. The purpose of the Plan is to enable the Company to encourage eligible Plan participants to contribute to the success of the Company by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended. The Plan is presently administered by the Board. The eligible participants under the Plan are determined at the discretion of the Board. Subject to the express provisions of the Plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of Common Stock to be subject to each option and the duration of the options. Options may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 the Company issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four year period commencing January 1, 1999. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices. However, the Company has adopted a policy whereby no options will be granted having an exercise price of less than 85% of market price at the time of grant.


OPTIONS/STOCK APPRECIATION RIGHT ("SAR") GRANTS


         The following table sets forth information concerning individual grants of stock options and freestanding SARs made during the fiscal year ended December 31, 1997 to the Company's chief executive officer. No SARs were granted by the Company during the fiscal year ended December 31, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)


                                   Number of            Percent of
                                  Securities           Options/SARs
          Name and                Underlying            Granted to            Exercise or
          Principal              Options/SARs          Employees in           Base Price        Expiration
          Position                Granted (#)           Fiscal Year             ($/SH)             Date
          --------                -----------           -----------             ------             ----
Michael E. Ricks                 75,000 shares              31%                $5/share       April 27, 2002
   Chief Executive Officer



AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES

         The following table sets forth information concerning exercises of stock options (or tandem SAR's) and freestanding SAR's during the fiscal year ended December 31, 1997 by the Company's chief executive officer and the fiscal year end value of unexercised options and SARs. The Company has no outstanding SARs and there were no exercises of stock options by the Company's chief executive officer during the fiscal year ended December 31, 1997.


                                                                                Number of
                                                                               Securities             Value Of
                                                                               Underlying            Unexercised
                                                                               Unexercised          In-The-Money
                                         Shares                               Options/SARs          Options/SARs
                                        Acquired                             At Fiscal Year        At Fiscal Year
                                           On                 Value              End (#)               End ($)
       Name and                         Exercise            Realized          Exercisable/          Exercisable/
  Principal Position                       (#)                 ($)            Unexercisable         Unexercisable
 --------------------                  -----------         -----------        -------------         -------------
Michael E. Ricks(1)                 Not applicable(1)   Not applicable(1)      0/75,000(1)        Not applicable(1)
  Chief Executive Officer

(1) At December 31, 1997 the Company's chief executive officer owned 75,000 stock options, each of which was exercisable for one share of the Company's common stock at an exercise price of $5 per share. The options are exercisable at any time during the four year period which commenced April 28, 1998. None of the 75,000 options were exercised or exercisable during the fiscal year ended December 31, 1997 and none of such options were in-the-money at December 31, 1997 based upon the exercise price of the options and the fair market value of the Common Stock underlying the options.


LONG TERM INCENTIVE PLAN AWARDS


         The Company did not make any long-term incentive plan awards during 1997.


REPORT ON REPRICING OF OPTIONS/SARS

         The Company did not adjust or amend the exercise price of any stock options or SAR's during 1997.


PENSION PLANS

         The Company does not presently provide pension plans for any of its officers or directors.


EMPLOYMENT AGREEMENTS

         The Company and Michael E. Ricks have entered into an employment agreement for a term of three years commencing April 28, 1997. The agreement provides for a base salary of $87,500 in the first year, $96,250 in the second year and $105,000 in the third year. It also provides Mr. Ricks with health insurance benefits and the use of a Company leased automobile (see "Certain Transactions").


DIRECTORS' COMPENSATION

         The directors of the Company are not compensated for their services as directors.


                              CERTAIN TRANSACTIONS

         The transactions disclosed herein were for the most part entered into by the Company at times when the Company lacked sufficient disinterested, independent directors to ratify such transactions or were not separately ratified by a majority of the Company's disinterested, independent directors on or about the effective date of each such transaction (see Risk Factor 25 "Related Party Transactions"). Notwithstanding the foregoing, the Company believes all of the transactions disclosed in this section were made on terms as fair as those obtainable from independent third parties, were independent third parties able and willing to enter into similar transactions with the Company. In addition, all of the transactions disclosed herein have been subsequently ratified by all of the Company's disinterested, independent directors who did not have an interest in the transactions and who had access, at the Company's expense, to legal counsel. The Company's present independent directors are Dr. John S. Poser and Mr. Thomas F. Fey. If and when he becomes a director, Mr. Michael J. George will also be an independent director. No other material transactional activities between the Company and its officers, directors, 5% shareholders or their affiliates are presently pending nor are any such transactions currently proposed.


         Since the inception of the Company Michael E. Ricks has periodically made loans to the Company. The aggregate outstanding principal balance of such loans is presently $204,023. The loans, which are payable on demand, require the Company to pay interest thereon at the annual rate of 8%. The Company intends to use part of the proceeds of this offering to repay all such loans.

         During the period January 1996 through December 1997 the Company made aggregate payments of $42,000 to William B. Gray, an officer and director of the Company, in consideration of Mr. Gray's leasing to the Company certain equipment owned by him including a dump truck, back-hoe and pressure washer. The Company considers the payments required by the equipment lease to have been reasonable.


         On May 15, 1996, Yarborough Gas Inc. ("Yarborough Gas"), a company owned by Riley Glenn Yarborough, Chuck L. Yarborough, David M. Yarborough and Stanly H. McDonald, minority shareholders of the Company, loaned the Company $100,000. The loan was intended to be a 90-day interest free loan. However, at the end of the 90-day period, the Company and Yarborough Gas agreed to extend the due date indefinitely subject to the demand for repayment by Yarborough Gas or the Company's payment of 8% interest on the outstanding principal balance on the loan from the extension date through the date of payment. At December 31, 1997, a balance of $31,611 was due to Yarborough Gas under the loan including $28,000 in principal. At June 30, 1998 the balance of principal and interest due on this loan was $1,000. The Company intends to use part of the proceeds of this offering to repay this loan (see "Use of Proceeds - Debt Consolidation and Reduction").


         On April 28, 1997 Michael E. Ricks, the Company's president and chief executive officer, entered into a written three year employment agreement with the Company (the "Employment Agreement"). The Employment Agreement provides for Mr. Ricks to receive a base salary of $87,500 in the first year, $96,250 in the second year and $105,000 in the third year. It also provides Mr. Ricks with health insurance and medical benefits, the use of a Company leased automobile and the right to participate in any bonus or other incentive compensation, profit sharing or retirement plan that the Company may institute in the future. The Employment Agreement also contains a non-compete provision which provides that Mr. Ricks cannot, during the three year term of the employment agreement or upon the termination of his employment, whichever event shall occur later, and for a period of two years thereafter, engage in any business which is in direct competition with the Company, within any state or jurisdiction in which the Company is engaged in business, without the prior written consent of the Company. No assurance can be given however, as to the enforceability of such non-compete provisions. Non-competition agreements are not always enforceable due to public policy limitations existing in various states and the difficulty of obtaining injunctive relief. The Employment Agreement also contains provisions that require the Company to continue to pay Mr. Ricks all or part of his employment compensation at the rate in effect on the date of termination, including any compensation due under any bonus or profit sharing plans, for the period from the date of termination through the scheduled expiration date of the Employment Agreement, in the event of disability, certain changes in control of the Company, and other events resulting in termination of employment without cause.


         On April 28, 1997 the Company issued stock options, exercisable at $5 per share, to each of Michael E. Ricks, an officer and director of the Company (75,000 options), William Perry, a principal shareholder of the Company who, at the time of issuance, was a director of the Company (75,000 options), John Stubbs, who, at the time of issuance, was an officer and director of the Company (140,000 options), Elton Stubbs, who, at the time of issuance, was a consultant to the Company (140,000 options), William B. Gray, an officer and director of the Company (20,000 options), Michael George, a Company nominee for director who, at the time of issuance, had no affiliation with the Company as an officer or director (5,000 options) and Dr. John Poser, a director of the Company who, at the time of issuance, had no affiliation with the Company as an officer or director (5,000 options) in consideration of services rendered to the Company. Such services related to the April 29, 1997 Agreement and Plan of Reorganization between, among others, the Company and Northstar (see "Business - General - Corporate History"). Each of the options is exercisable for one share of the Company's common stock at an exercise price of $5 per share. The options issued to Michael E. Ricks, William Perry, Michael George and Dr. John Poser are exercisable at any time during the four year period commencing April 28, 1998. The options issued to John Stubbs and Elton Stubbs are exercisable at any time during the four year period commencing January 1, 1999.



         On October 7, 1997 G&W Framing Contractors, Inc., an inactive company owned by William B. Gray, made a $120,000 loan to the Company to be used for working capital purposes. The loan, which is payable on demand and reflected by a promissory note of the Company dated October 7, 1997, requires the Company to pay interest on the outstanding principal balance through the date of repayment at the annual rate of 18%. At June 30, 1998 the full amount of principal and interest due on this loan had been reduced to $80,389. The Company intends to use part of the proceeds of this offering to repay this loan (see "Use of Proceeds - Debt Consolidation and Reduction").


         Empire Energy, Inc. ("Energy"), a company owned by several shareholders of the Company, including Marie H. Stubbs, Michael E. Ricks, Peggy W. Stubbs, William W. Perry, William B. Gray, Dr. John S. Poser, and Thomas F. Fey, paid the Company $99,950 in consulting fees on November 6, 1997 in consideration of preparation and site work done by the Company on Empire's behalf for the purpose of enabling Empire to obtain a permit approving a parcel of land owned by Empire to serve as a land application site for sludge. Mesdames Marie and Peggy Stubbs and Messrs. Ricks and Perry are each beneficial owners of in excess of 5% of the common stock of the Company and Messrs. Ricks and Gray are officers and directors of the Company.

         The Company entered into a consulting agreement with Thomas C. Souran (the "Consultant") as of January 1, 1998 which was modified in June 1998 by addendum deleting all rights of Mr. Souran to registration by the Company of his Company common stock (the "Consulting Agreement"). The Consulting Agreement has a three-year term which runs through December 31,

2000. The services to be rendered by the Consultant to the Company pursuant to the Consulting Agreement involve business planning including the identification of prospective acquisition candidates, business strategy evaluation and procurement of commercial financing for the Company's business. In consideration of the Consultant's services pursuant to the Consulting Agreement, the Company sold to the Consultant 100,000 shares of common stock (the "Consultant Shares") at $.001 per share and agreed to reimburse him for all expenses incurred by him in the performance of such services, subject to the Company's prior written approval. The Consulting Agreement further provides that the Consultant shall be entitled to receive a finder's fee from the Company on terms to be negotiated, in the event the Company, subsequent to the completion of the offering made hereby, completes a merger, acquisition, sale, financing, or similar transaction as the result of the introduction, negotiation, or other material assistance rendered by the Consultant in the performance of certain duties under the Consulting Agreement.


         Reference is also made herein to the Agreement and Plan of Reorganization between, among others, the Company and Northstar, and to the Company's February 1998 acquisition of B&B (see "Business - General - Corporate History").

         During 1997, short-term loans were made and repaid to two directors, William B. Gray in the amount of $60,000 and Thomas F. Fey in the amount of $55,000, each with annual interest at the rate of 12%. The proceeds were used to discharge the Company's outstanding debt secured by a mortgage on its real estate in Starke, Florida.

         Dr. John S. Poser has guaranteed a mortgage loan to the Company in the amount of $160,000 made in June 1998, for which guarantee the Company's compensating him at the rate of $500 per month (see "Business - Property and Equipment").

         As of February 1998 the Company issued 50,000 shares of its common stock, at $.001 per share, to Environmental and Financial Consulting Inc., a corporation owned by William W. Perry, a principal shareholder of the Company, in consideration of financial consulting services and the arrangement of a number of commercial loans to the Company.

         As of February 1998 the Company issued 100,000 shares of its common stock to Thomas C. Souran, a principal shareholder of the Company, in consideration of business consulting services to be rendered by him to the Company for a three-year period pursuant to a consulting agreement entered into between him and the Company as of February 1998.

         The Company intends to apply a portion of the proceeds of the offering made hereby to the payment of the preponderance of its present indebtedness. Certain of the creditors who will receive such payment are affiliated with the Company (see "Use of Proceeds - Debt Consolidation and Reduction").

         In connection with future material transactions between the Company and affiliated parties, the Company has adopted a policy which requires that (i) all future material affiliated transactions and loans be made or entered into on terms that are not less favorable to the Company than those that can be obtained from unaffiliated third parties; and (ii) all future material affiliated transactions and loans, and any forgiveness of loans, be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's or independent legal counsel.


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information as of July 15, 1998 with respect to the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person nominated to become a director of the Company; (iv) each executive officer of the Company, and (v) all directors and executive officers as a group. As with all other references in this Prospectus to the Common Stock, this table gives effect to the February 16, 1998 fifteen for one forward split of the outstanding Common Stock of the Company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular holder, all shares of the Company's Common Stock outstanding on said date and all shares of Common Stock issuable to such holder in the event of exercise of outstanding options owned by such holder at said date which are exercisable within 60 days of such date. The percentage ownership set forth in the "After Offering" column assumes non-exercise of the Underwriter's over-allotment option and does not give effect to the shares of Common Stock issuable upon exercise of the Redeemable Warrants and Representative's Warrants.



                                                 Shares of
                                               Common Stock
                                            Beneficially Owned                     Percentage Ownership
                                            ------------------                     --------------------
     Name and Address of                 Before             After               Before               After
     Beneficial Owner                   Offering          Offering             Offering(9)         Offering(10)
     ----------------                   --------          --------             -----------         ------------

Marie H. Stubbs                        406,121(1)       406,121(1)               21.4%                 14%
Cottage 405
Sea Island, Georgia 31561

Michael E. Ricks                       419,179(2)       419,179(2)               22.1%               14.5%
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

Peggy W. Stubbs                        306,122(3)       306,122(3)               16.1%               10.6%
5209 Leeward Cove
Amelia Island, Florida 32034

William W. Perry                       273,578(4)       273,578(4)               14.4%                9.4%
9550 Regency Square Blvd
Suite 1109
Jacksonville, Florida 32225

Thomas C. Souran                          100,000          100,000                5.3%                3.5%
2 Woodland Drive
Great Notch, NJ 07424

Keith M. Carter                                 0                0                   0                   0
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

James Ricks                              1,000(5)         1,000(5)                (11)                (11)
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

William B. Gray                         82,500(6)        82,500(6)                4.3%                2.8%
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

Dr. John S. Poser                       12,500(7)        12,500(7)                (11)                (11)
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

Thomas F. Fey                              20,000           20,000                (11)                (11)
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

Michael J. George                        5,000(8)         5,000(8)                (11)                (11)
9550 Regency Square Blvd.
Suite 1109
Jacksonville, Florida 32225

All officers and directors
  as a group (7 persons)              540,179(12)      540,179(12)               28.5%               18.6%


--------------

(1) John Stubbs, the husband of Marie Stubbs, has neither voting nor investment power with regard to such Shares and disclaims any beneficial ownership thereof. Marie Stubbs is the sister-in-law of Peggy Stubbs.


(2) Includes 75,000 Shares issuable upon exercise of 75,000 stock options granted by the Company to Mr. Ricks at an exercise of price of $5 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998.


(3) Elton Stubbs, the husband of Peggy Stubbs, has neither voting nor investment power with regard to such Shares and disclaims any beneficial ownership thereof. Peggy Stubbs is the sister-in-law of Marie Stubbs.

(4) Includes 75,000 Shares issuable upon exercise of 75,000 stock options granted by the Company to Mr. Perry at an exercise price of $5 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998. Also includes 50,000 Shares owned by Environmental and Financial Consulting Inc., a company owned by Mr. Perry. Mr. Perry acquired Environmental and Financial Consulting Inc. on March 9, 1998.

(5) Includes 1,000 Shares issuable upon exercise of 1,000 stock options granted by the Company to Mr. Ricks at an exercise price of $.001 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998.


(6) Includes 20,000 Shares issuable upon exercise of 20,000 stock options granted by the Company to Mr. Gray at an exercise of price of $5 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998. All of the Shares presently owned by Mr. Gray and the Shares which may be issued to Mr. Gray upon the exercise of any stock options are and/or will be owned jointly by Mr. Gray and his wife, Patricia Gray.


(7) Includes 5,000 Shares issuable upon exercise of 5,000 stock options granted by the Company to Dr. Poser at an exercise of price of $5 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(8) Includes 5,000 Shares issuable upon exercise of 5,000 stock options granted by the Company to Mr. George at an exercise of price of $5 per Share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(9) Based upon 1,897,500 Shares issued and outstanding including 207,500 Shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(10) Based upon 2,897,500 Shares issued and outstanding including 207,500 Shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(11)     Less than 1%.

(12) Includes 106,000 stock options held by the Company's officers and directors, all of which are exercisable within the next 60 days.

         Michael E. Ricks, Marie Stubbs, Peggy Stubbs and William W. Perry may be deemed to control the Company by virtue of their ownership or control of the Common Stock of the Company.


                            DESCRIPTION OF SECURITIES

GENERAL


         Pursuant to its Articles of Incorporation, the Company is authorized to issue 10,000,000 shares of Common Stock, $.001 par value per share. At August 31, 1998, the Company had issued and outstanding 1,690,000 shares of Common Stock excluding 487,500 shares of Common Stock underlying outstanding stock options, none of which have been exercised to date.




UNITS



         Each Unit offered by the Company consists of one share of Common Stock (the "Shares") and one redeemable warrant exercisable for one share of Common Stock (the "Redeemable

Warrants"). Only certificates representing the Common Stock and the Redeemable Warrants will be issued and no certificates representing the Units will be issued. The Common Stock and Redeemable Warrants will be detached and separately transferable immediately prior to the commencement of trading and there will be no trading market in the Units. All Units issued subsequent to the commencement of trading will be in detached and separately transferable form.


COMMON STOCK

         The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to common shareholders. Holders of the Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock. All of the Company's outstanding shares of Common Stock are validly issued, fully paid and non-assessable.



REDEEMABLE WARRANTS


         The Redeemable Warrants will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"). The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirely by reference to the detailed provisions of the Redeemable Warrant and Warrant Agreement, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The Redeemable Warrant and the Warrant Agreement are available for procurement and/or inspection by the public (see "Additional Information").

         One Redeemable Warrant represents the right of the registered holder to purchase one share of Common Stock at an exercise price of $6.00 per share, subject to adjustment (the "Purchase Price"). The Redeemable Warrants are subject to adjustment in the Purchase Price and in the number of shares of Common Stock and/or other securities deliverable upon the exercise thereof in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

         Unless previously redeemed in accordance with the terms set forth below, the Redeemable Warrants may be exercised at any time commencing one year from the date of this prospectus and prior to the close of business on _____________, 2003 (the "Expiration Date"). On and after the Expiration Date, the Redeemable Warrants become wholly void and of no value. The Redeemable Warrants may be exercised at the office of the Warrant Agent.

         The Company has the right at any time after _______________, 1999 to redeem the Redeemable Warrants, in whole, for cancellation at a price of $.10 each, by written notice mailed 30 days prior to the redemption date to each Redeemable Warrant holder at his address as it appears on the books of the Warrant Agent. Such notice shall only be given within 10 days following any period of 20 consecutive days during which the closing price of the Common Stock has equalled or exceeded $8.00 per Share, subject to adjustments for stock dividends, stock splits and the like. If the Redeemable Warrants are called for redemption, they must be exercised prior to the close of business on the date of any such redemption or the right to purchase the applicable shares of Common Stock is forfeited.

         No holder, as such, of Redeemable Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Redeemable Warrants have been duly exercised and the Purchase Price has been paid in full.


         If required, the Company will file a post effective amendment to the registration statement with the Commission with respect to the securities underlying the Redeemable Warrants prior to the exercise of the Redeemable Warrants and deliver a prospectus with respect to such securities to all Redeemable Warrant holders as required by Section 10(a)(3) of the Act (see "Risk Factors -- Current Prospectus and State Blue Sky Registration Required to Exercise the Redeemable Warrants").




OUTSTANDING STOCK OPTIONS


         There are currently outstanding under the Company's 1997 Nonstatutory Stock Option Plan 487,500 options to purchase 487,500 shares of Common Stock. These options are held by 15 persons. 207,500 options are exercisable for a period of four years commencing April 28, 1998. 280,000 options are exercisable for a period of four years commencing January 1, 1999. 460,000 of the options are exercisable at $5 per share and 27,500 options are exercisable at $.001 per share. Reference is made to "Description of Securities - Representative's Warrants".


REPRESENTATIVE'S WARRANTS


         The Company has authorized, in connection with the Representative's Warrants, the issuance of 100,000 Units, and has reserved an appropriate number of shares of Common Stock for issuance upon exercise of such Representative's Warrants and upon the exercise of the Redeemable Warrants (the "Underlying Warrants") included in the Units (see "Underwriting"). The Representative's Warrants are not redeemable and contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and the number of shares issuable upon exercise thereof in certain events, such as stock dividends, distributions and stock splits. In the event of any capital reorganization, reclassification, conversion of the Common Stock or consolidation, merger or sale of all or substantially all of the assets of the Company, the Representative's Warrants will be exercisable for the number of shares of stock or other securities or property of the Company, or of the corporation into which shares of Common Stock and Underlying Warrants are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock and Underlying Warrants issuable upon exercise of such Representative's Warrants would have been converted if such shares had been issued and outstanding at the time of the change. The Company is not required to issue fractional securities, but will pay the holder of the Representative's Warrant an amount in cash equal to such fraction multiplied by the then current market value for the Common Stock or the Underlying Warrants. The holder of a Representative's

Warrant will not possess any rights as a stockholder of the Company unless and until he exercises his Representative's Warrant (see "Underwriting").


FLORIDA'S ANTI-TAKEOVER LAW

         The Florida Business Corporation Act (the "FBCA") contains provisions that regulate corporate takeovers. Under Florida law, corporations can elect not be governed by Sections 607.0901 and 607.0902 of the FBCA (the "Anti-Takeover Sections") and other laws relating thereto. The Company has made no such election and as such is subject to the Anti-Takeover Sections. The Anti-Takeover Sections provide, among other things, that certain transactions between the Company and an "interested shareholder" or any affiliate of the "interested shareholder" be approved by two-thirds of the Company's outstanding voting shares excluding the shares beneficially owned by the "interested shareholder." An "interested shareholder" is defined in section 607.0901 of the FBCA as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the Company. The intended effect of the Anti-takeover Sections is to be provide the Company with assistance in fighting unfriendly take-over attempts.



TRANSFER AND WARRANT AGENT


         Continental Stock Transfer & Trust Company, New York, NY will act as the Transfer and Warrant Agent for the Company's Common Stock and Redeemable Warrants.


                                  UNDERWRITING


         Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") between the Company and Westport Resources Investment Services, Inc., as Representative of the several Underwriters named below, the Company has agreed to sell to the Underwriters and the Underwriters, through the Representative, have severally but not jointly agreed to purchase from the Company, on a firm commitment basis, the aggregate number of Units set forth opposite their respective names (exclusive of Units purchased pursuant to the Representative's Over- allotment Option).




                      Underwriter                               Number of Units
                      -----------                               ---------------


     Westport Resources Investment Services, Inc.



                                                                    ---------
              TOTAL                                                 1,000,000
                                                                    =========




         The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase all of the Units offered hereby if any are purchased.



         The Company has agreed to sell the Units to the Underwriters at a 10% discount from the offering price and to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the public offering price of the Units sold pursuant to this Prospectus, including any Units sold to the Underwriters upon exercise of the Representative's Over-allotment Option. $40,000 of the non-accountable expense allowance has been paid to the Representative to date. In addition to such expense allowance, the Company has agreed to pay certain fees and expenses of the Representative's counsel in connection with qualification of this offering under state securities laws.



         The Underwriters, through the Representative, have advised the Company that they propose to offer the Units at the public offering price set forth on the cover page of this Prospectus and that the Underwriters may utilize the services of certain dealers, including dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") and certain foreign dealers. The public offering price and the amount of the concessions and reallowances, if any, provided for any broker-dealers involved in the distribution of the securities offered hereby will not be changed until after the initial public offering is completed.



         The Company has granted to the Representative options, exercisable within 45 days from the date of this Prospectus, to purchase up to a maximum of 150,000 additional Units on the same terms as the 1,000,000 Units offered hereby. The Representative may exercise such options only for the purpose of covering over-allotments, if any.



         Management of the Company may provide the Representative with a list of persons who they believe may be interested in purchasing Units being offered hereunder. The Representative and the other Underwriters may sell a portion of the Units to such persons if such persons reside in a state where the Units can be sold and where the Underwriters or selected dealers are permitted to sell the Units.


         The Company's officers and directors, the holders of the Company's 460,000 stock options exercisable at $5 per share (the "$5 Option Holders"), and the holders of 5% or more (the "5% Shareholders") of the outstanding shares of the Company's Common Stock immediately prior to the date of this Prospectus, have agreed with and for the Representative not to sell any of their Shares, options or underlying Shares for the eighteen-month period (the "Initial Eighteen-Month Period") commencing on the date of this Prospectus. Notwithstanding the foregoing, the Representative has agreed, if at any time during the period subsequent to 12 months after the date of this Prospectus and on or prior to 18 months after the date of this Prospectus, that the Share market price, adjusted for splits and like transactions, closes at or above $7.50 for a period of 20 consecutive days within 10 days prior to any sale by them, that officers, directors, $5 Option Holders and 5% Holders can sell up to 25% of their respective Shares pursuant to Rule 144 of the General Rules and Regulations under the 1933 Act. The 5% Holders have further agreed with and for the Representative not to sell or transfer any of their Shares during the eighteen month period subsequent to the Initial Eighteen Month period unless the Share market price, adjusted for splits and like transactions, closes at or above $7.50 for a period of 20 consecutive days within 10 days prior to any sale by them.

         In connection with this offering, the Company has agreed to issue to the Representative, for a purchase price of $.001 per warrant, (the "Representative's Warrants"), warrants to purchase common stock and redeemable common stock purchase warrants at a price equal to 145% of the respective public offering price per share, for up to 200,000 Shares. The Representative's Warrants contain anti-dilution provisions and are exercisable for a period of four years commencing twelve months from the date of this Prospectus. They are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date of this Prospectus except to officers of the Representative or their successors, or to other Underwriters and their officers. The holders of the Representative's Warrants will have no voting, dividend or other rights as stockholders of the Company with respect to shares of Common Stock underlying the Representative's Warrants until the Representative's Warrants have been exercised. The Company has agreed, at its sole expense, to include the Representative's Warrants and underlying shares in the Registration Statement of which this Prospectus is a part and to keep such Registration Statement current until all of the underlying shares have been sold.



         For the term of the Representative's Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of the Company's Common Stock, with a resulting dilution in the interest of other stockholders. The holders of the Representative's Warrants can be expected to exercise the Representative's Warrants at a time when the Company would be able to obtain needed capital by an offering of its unissued capital shares on terms more favorable to the Company than those provided by the Representative's Warrants. Such facts may adversely affect the terms upon which the Company can obtain additional financing. Any profit realized by the Representative upon the sale of the Representative Warrants or shares of Common Stock issuable upon the exercise of the Representative's Warrants may be deemed additional underwriting compensation (see "Risk Factors - Representative's Warrants").


         The Company, as part of the Underwriting Agreement, has also agreed to enter into a two-year financial consulting agreement with the Representative providing for compensation of $3,000 per month or $72,000 on an aggregated basis, payable in advance at the closing of the offering. In addition, the Company has agreed to permit the Representative to nominate one person for election to the Company's Board of Directors for a period of five years after the closing of the offering, such nominee to be subject to the reasonable approval of the Company's Board. To date, no particular individual has been nominated by the Representative to serve as a Board member.

         If at any time on or before December 14, 2002, the Company completes the acquisition of a majority of common stock or assets of or by another company by way of a transaction with a party introduced to the Company by the Underwriter, the Underwriter shall be paid a fee in the amount of 10% of the total consideration paid for such acquisition.

         The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

         None of the Underwriters nor any of their controlling persons have any material relationship with the Company, its promoters or their controlling persons.

         In connection with this offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock or Redeemable Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Redeemable Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Units in connection with the offering than they are committed to purchase from the Company, and in such case may cover all or a portion of such short position. The Representative, on behalf of the Underwriters, may also cover all or a portion of such short position by exercising the Over-allotment Option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of other Underwriters, the selling concession with respect to Units that are distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock or Redeemable Warrants at levels above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.


         The Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, by reason of misstatements of, or omissions to state, material facts in this Prospectus and the Registration Statement of which it is a part.

         This Underwriting section is a summary of all of the material terms of the Underwriting Agreement and does not purport to be complete. A copy of the Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available at or from the offices of the Securities and Exchange Commission for review (see "Additional Information").

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


DETERMINATION OF OFFERING PRICE


         Prior to this offering, there has been no public market any of the Company's securities. The initial offering price of the Units has been arbitrarily determined by negotiations between the Company and the Representative. Among the factors considered in determining such prices are prevailing market conditions generally, the Company's historical and prospective operations and earnings, the history of the prospects for the industry in which the Company operates, and market prices for securities of other companies comparable to the securities comprising the Units.

                                  LEGAL MATTERS

         Milling Law Offices, 115 River Road, Bldg. 12, Suite 1205, Edgewater, NJ 07020 will render an opinion as counsel to the Company, that the securities offered hereby, when issued and sold, will be legally issued, fully paid and nonassessable. John L. Milling and Scott E. Rapfogel, a former associate attorney with the Milling Law Offices, own 30,000 and 10,000 shares, respectively, of the Company's Common Stock. Certain legal matters relating to the sale of such securities will be passed upon for the Representative by Prifti Law Offices, 220 Broadway, Suite 204, Lynnfield, MA 01940.



                                     EXPERTS


         The consolidated financial statements of the Company and B&B as at December 31, 1997 and 1996 and for the two fiscal years then ended which are included in this Prospectus, have been audited by Horton & Company, L.L.C., 1680 Route 23, Suite 110, Wayne, NJ 07470, independent certified public accountants, as set forth in their report thereon, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

         Horton & Company, L.L.C. replaced Reddish & White, CPA's, as the Company's independent auditors effective May 26, 1998. The decision to replace Reddish & White with Horton & Company L.L.C. was approved by the Company's board of directors. Such change was necessitated by the NASDAQ requirement that the Company's independent auditors be members of the AIPCA SEC Practice Section peer review program. None of Reddish & White's reports on the financial statements of the Company and B&B contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles, and there were no disagreements between the Company and Reddish & White on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                             ADDITIONAL INFORMATION

         Following the completion of this offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company will be available for inspection and copying at the Public Reference Section maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: Seven World Trade Center, 13th Floor, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street Suite 1400, Chicago, IL 60661. Copies of such materials can be obtained from the Public Reference Section at prescribed rates. The SEC also maintains a web site that will contain all information electronically filed by the Company with the SEC. The address of such site is http://www.sec.gov.

         A Registration Statement relating to the securities offered hereby has been filed by the Company with the SEC. This Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Anyone may inspect the Registration Statement without charge at the office of the SEC and may obtain copies of all or any part of it from the SEC in Washington, DC, upon paying the fees prescribed by the SEC.

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY

                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






                                                                                                         Page
                                                                                                         ----

Independent Auditors' Report                                                                               70

Consolidated balance sheets as of December 31, 1997 and 1996 and June 30, 1998                             71

Consolidated statements of operations for the years ended December 31, 1997
     and 1996 and for the six-month periods ended June 30, 1998 and 1997                                   72

Consolidated statements of stockholders' equity for the years ended December 31, 1997
     and 1996 and for the six-month periods ended June 30, 1998 and 1997                                   73

Consolidated statements of cash flows for the years ended December 31, 1997 and 1996
    and for the six-month periods ended June 30, 1998 and 1997                                             74

Notes to consolidated financial statements                                                                 75

                          [HORTON & COMPANY LETTEREAD]





                          INDEPENDENT AUDITORS' REPORT



The Stockholders
Weststar Environmental, Inc. and subsidiary
 Jacksonville, Florida


We have audited the accompanying consolidated balance sheets of Weststar Environmental, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weststar Environmental, Inc. and subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.







                                                   /s/  HORTON & COMPANY, L.L.C.
                                                        HORTON & COMPANY, L.L.C.





Wayne, New Jersey
August 21, 1998

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS



                                                                         DECEMBER 31,               JUNE 30,
                                                                    1997             1996             1998
                                                                 ----------       ----------       ----------
                                                                                                   (UNAUDITED)
Current assets:
    Cash                                                         $    6,233       $        -       $  101,041
    Accounts receivable                                             407,736           27,064          237,675
    Prepaid expenses                                                 26,793           45,563          207,218
    Due from affiliates                                              11,000              500             --
                                                                 ----------       ----------       ----------

             Total current assets                                   451,762           73,127          545,934

Property and equipment, net                                       1,740,828        1,804,467        1,676,897

Other assets                                                          2,510            5,410           34,040
                                                                 ----------       ----------       ----------

                                                                 $2,195,100       $1,883,004       $2,256,871
                                                                 ==========       ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Notes payable                                                $  125,063       $    9,000       $   80,389
    Current portion of long-term debt                               121,418          287,143           87,326
    Current portion of capital lease obligations                     68,432           24,586           70,127
    Accounts payable                                                409,960          353,507          353,255
    Accrued expenses                                                 44,405           98,324           35,792
    Dividends payable                                                94,000           42,417           90,000
    Stockholder loans                                               319,634          220,911          219,222
                                                                 ----------       ----------       ----------

             Total current liabilities                            1,182,912        1,035,888          936,111

Long-term debt, net of current portion                              466,515          635,284          545,873
Capital lease obligations, net of current portion                   174,260           62,277          121,583
                                                                 ----------       ----------       ----------

                                                                  1,823,687        1,733,449        1,603,567
                                                                 ----------       ----------       ----------

Stockholders' equity:
    Common stock, $.001 par value,
        10,000,000 shares authorized;
        1,500,000 shares outstanding in 1997 and 1996,
        1,690,000 shares outstanding in 1998                          1,500            1,500            1,690
    Additional paid-in capital                                       92,592           92,592          139,902
    Retained earnings                                               277,321           55,463          511,712
                                                                 ----------       ----------       ----------

                                                                    371,413          149,555          653,304
                                                                 ----------       ----------       ----------

                                                                 $2,195,100       $1,883,004       $2,256,871
                                                                 ==========       ==========       ==========


                 See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                      SIX-MONTH PERIODS
                                                              YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                              1997               1996               1998               1997
                                                           -----------        -----------        -----------        -----------
                                                                                                          (UNAUDITED)
Revenues                                                   $ 2,245,008        $ 1,682,566        $ 1,060,892        $ 1,147,881
                                                           -----------        -----------        -----------        -----------

Direct costs:
    Labor and benefits                                         427,670            711,552            237,539            228,425
    Vehicle operating costs                                    270,747            224,413            123,236            137,925
    Depreciation                                               208,576            214,907            116,327            107,258
    Insurance                                                   98,222            176,636             31,351             52,773
    Other                                                       85,981            194,968             58,747             70,615
                                                           -----------        -----------        -----------        -----------

                                                             1,091,196          1,522,476            567,200            596,996
                                                           -----------        -----------        -----------        -----------

Gross profit                                                 1,153,812            160,090            493,692            550,885
                                                           -----------        -----------        -----------        -----------

Operating expenses (income):
    Selling and administrative                                 522,203            518,176            212,747            217,827
    Loss on disposal of assets                                  35,828            133,554               --                 --
    Gain on sale of routes                                        --             (379,000)              --                 --
    Interest expense                                           173,923            103,421             46,554             69,524
                                                           -----------        -----------        -----------        -----------

                                                               731,954           (376,151)           259,301            287,354
                                                           -----------        -----------        -----------        -----------

Net income (loss)                                          $   421,858        $  (216,061)       $   234,391        $   263,534
                                                           ===========        ===========        ===========        ===========


PRO FORMA INCOME TAX, NET INCOME (LOSS) AND EARNINGS
 (LOSS) PER SHARE INFORMATION (UNAUDITED)

Historical income (loss) before income taxes               $   421,858        $  (216,061)       $   234,391        $   263,534

Pro forma income tax (expense) benefit                        (148,000)            76,000            (82,000)           (92,000)
                                                           -----------        -----------        -----------        -----------

Pro forma net income (loss)                                $   273,858        $  (140,061)       $   152,391        $   171,534
                                                           ===========        ===========        ===========        ===========

Pro forma earnings (loss) per share                        $      0.18        $     (0.09)       $      0.09        $      0.11
                                                           ===========        ===========        ===========        ===========

Historical weighted average shares outstanding               1,500,000          1,500,000          1,608,122          1,500,000
                                                           ===========        ===========        ===========        ===========




                 See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


  FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996 (INFORMATION FOR THE SIX-MONTH
               PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)






                                                                                      ADDITIONAL
                                                             COMMON STOCK               PAID-IN         RETAINED
                                                         SHARES         AMOUNT          CAPITAL         EARNINGS
                                                         ------         ------          -------         --------
Balances at January 1, 1996                            1,500,000       $   1,500       $  92,592       $ 341,524

Dividends                                                   --              --              --           (70,000)
Net loss                                                    --              --              --          (216,061)
                                                       ---------       ---------       ---------       ---------

Balances at December 31, 1996                          1,500,000           1,500          92,592          55,463

Dividends                                                   --              --              --          (200,000)
Net income                                                  --              --              --           421,858
                                                       ---------       ---------       ---------       ---------

Balances at December 31, 1997                          1,500,000       $   1,500       $  92,592       $ 277,321
                                                       =========       =========       =========       =========


Balances at January 1, 1997                            1,500,000       $   1,500       $  92,592       $  55,463

Net income (unaudited)                                      --              --              --           263,534
                                                       ---------       ---------       ---------       ---------

Balances at June 30, 1997 (unaudited)                  1,500,000       $   1,500       $  92,592       $ 318,997
                                                       =========       =========       =========       =========


Balances at January 1, 1998                            1,500,000       $   1,500       $  92,592       $ 277,321

Stock issued in satisfaction of fees (unaudited)         190,000             190          47,310            --
Net income (unaudited)                                      --              --              --           234,391
                                                       ---------       ---------       ---------       ---------

Balances at June 30, 1998 (unaudited)                  1,690,000       $   1,690       $ 139,902       $ 511,712
                                                       =========       =========       =========       =========



                 See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                      SIX-MONTH PERIODS
                                                                   YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                                                   1997             1996             1998             1997
                                                                 ---------        ---------        ---------        ---------
                                                                                                          (UNAUDITED)

Cash flows from operating activities:
    Net income (loss)                                            $ 421,858        $(216,061)       $ 234,391        $ 263,534
                                                                 ---------        ---------        ---------        ---------
    Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities:
            Depreciation                                           220,517          226,907          116,327          110,243
            Loss on disposal of assets                              35,828          133,554             --               --
            Gain on sale of routes                                    --           (379,000)            --               --
            Changes in assets and liabilities:
               (Increase) decrease in accounts receivable         (380,672)         151,552          170,061          (39,578)
               (Increase) decrease in prepaid expenses              18,770           52,530         (157,508)          13,606
               (Increase) decrease in deposits                       2,900             --               --               --
               (Increase) decrease in other assets                    --               --             (6,947)          (1,424)
               Increase (decrease) in accounts payable              45,110          132,603          (56,705)          38,696
               Increase (decrease) in accrued expenses             (53,919)        (133,403)          (8,613)         (48,066)
                                                                 ---------        ---------        ---------        ---------

                        Total adjustments                         (111,466)         184,743           56,615           73,477
                                                                 ---------        ---------        ---------        ---------

            Net cash provided by (used in) operating activities    310,392          (31,318)         291,006          337,011
                                                                 ---------        ---------        ---------        ---------


Cash flows from investing activities:
    Proceeds from sale of property and equipment                      --            121,000             --               --
    Capital expenditures                                          (219,189)        (608,863)         (52,396)        (142,678)
    Proceeds from sale of routes                                      --            379,000             --               --
                                                                 ---------        ---------        ---------        ---------

            Net cash used in investing activities                 (219,189)        (108,863)         (52,396)        (142,678)
                                                                 ---------        ---------        ---------        ---------

Cash flows from financing activities:
    Repayment of notes payable                                        --               --            (44,674)            --
    Proceeds from capital lease obligations                        240,000             --               --            150,000
    Proceeds from notes payable                                    235,063          202,927          160,000             --
    Loan proceeds from stockholders                                133,545          160,911             --            133,545
    Loan payments to stockholders and affiliates                   (87,739)            (500)         (93,412)         (87,917)
    Principal payments on long-term debt                          (453,494)        (173,587)        (114,734)        (265,292)
    Principal payments on capital lease obligations                (46,345)         (21,987)         (50,982)          (9,536)
    Dividends paid                                                (106,000)         (27,583)            --           (106,000)
                                                                 ---------        ---------        ---------        ---------

            Net cash provided by (used in) financing activities    (84,970)         140,181         (143,802)        (185,200)
                                                                 ---------        ---------        ---------        ---------


            Net increase in cash                                     6,233             --             94,808            9,133

            Cash balance at beginning of period                       --               --              6,233             --
                                                                 ---------        ---------        ---------        ---------

            Cash balance at end of period                        $   6,233        $       -        $ 101,041        $   9,133
                                                                 =========        =========        =========        =========




                 See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (INFORMATION FOR THE SIX-MONTH
               PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)



1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         This summary of significant accounting policies of Weststar Environmental, Inc. and subsidiary (the "Company") is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the management of Weststar Environmental, Inc. and subsidiary which are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.


                  PRINCIPLES OF CONSOLIDATION


         The consolidated financial statements include the accounts of Weststar Environmental, Inc. ("Weststar") and its wholly-owned subsidiary, B&B Septic and Environmental Services, Inc. ("B&B"). Significant intercompany accounts and transactions have been eliminated. On February 16, 1998, Weststar acquired 100% of the issued and outstanding capital stock of B&B, thereby making B&B a wholly-owned subsidiary of Weststar. Prior to that date, and throughout the years ended December 31, 1997 and 1996, Weststar and B&B were under common control as the stockholders of Weststar Environmental, Inc. also owned 100% of the stock of B&B Septic and Environmental Services, Inc. The capital structure for all periods presented has been retroactively restated to give effect to the business combination and for other changes in the capital structure which took place subsequent to December 31, 1997, as described in Note 8.


                  USE OF ESTIMATES


         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  HISTORY AND BUSINESS ACTIVITY

         Weststar Environmental, Inc. is a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. B&B Septic and Environmental Services, Inc. engages in the installation, replacement and repair of commercial and residential waste disposal and waste water treatment systems. Plans to conduct a third area of business devoted to the recycling of non-hazardous waste materials are also being developed. At the present time, the Company's services are principally provided in the southeastern United States. The Company maintains its offices in Jacksonville, Florida. The Company owns real estate in Starke, Florida, which is principally used for repair work on the Company's vehicles and equipment and as a staging area for the Company's trucks. The Company also owns real estate in Deland, Florida, which is used for waste treatment and recycling operations.

         Weststar Environmental, Inc. was incorporated under the laws of the State of Florida on June 26, 1990. B&B Septic and Environmental Services, Inc. was incorporated under the laws of the State of Florida on July 5, 1989.

                  CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

         At December 31, 1997, the Company had accounts receivable from a single municipal customer in the amount of $361,312 representing 88.6% of the consolidated accounts receivable balance at that date. At December 31, 1996, no single customer balance represented a significant amount of the consolidated accounts receivable.

         A single municipal customer accounted for approximately 70.7% of the Company's revenues during the year ended December 31, 1997, and 41.6% of the Company's revenues during the year ended December 31, 1996. During the year ended December 31, 1996, another customer accounted for approximately 15.6% of the Company's revenues. A majority of these customer routes were sold during 1996 (Note 6).

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  PROPERTY AND EQUIPMENT

         Property and equipment is carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:


                                                                                            Years
                                                                                            -----
                  Building and improvements                                                 15-40
                  Machinery and equipment                                                    5-10
                  Vehicles                                                                      5


         Depreciation expense was $220,517 and $226,907 for the years ended December 31, 1997 and 1996, respectively.

         Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

                  PRO FORMA INFORMATION (UNAUDITED)

         The statements of operations present pro forma information (unaudited) of income tax expense which would have been recorded had Weststar been a taxable corporation based on the tax laws in effect during the period and the resultant pro forma effect on net income (loss) and earnings
         (loss) per share.

                  SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION


         Interest paid for the years ended December 31, 1997 and 1996 was $173,923 and $103,421, respectively. Interest paid for the six-month periods ended June 30, 1998 and 1997 was $46,554 and $69,524, respectively.


         Noncash investing and financing activities consisted of the following:


         During the year ended December 31, 1997, dividends payable in the amount of $42,417 were converted to a stockholder loan. During the six-month period ended June 30, 1998, `the Company issued 190,000 shares of its common stock to various professionals and consultants in satisfaction of $47,500 in fees.


                  ACCOUNTING PRONOUNCEMENTS FOR FUTURE ADOPTION

         The FASB recently issued Statement No. 130, "Comprehensive Income," which is effective for the Company's financial statements for the year ending December 31, 1998. In addition to net income, comprehensive income is comprised of "other comprehensive income" which includes all charges and credits to equity that are not the result of transactions with owners of the Company's common stock. This Statement is not anticipated to materially affect the Company's financial statements.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The FASB recently issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's financial statements for the year ending December 31, 1998. This statement requires reporting of summarized financial results for operating segments as well as established standards for related disclosures about products and services, geographic areas and major customers. Primary disclosure requirements include total segment revenues, total segment profit or loss and total segment assets. The Company has not yet completed its evaluation of the impact of this statement on the Company's financial statements.

                  RECLASSIFICATIONS

         Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation.

2.       PROPERTY AND EQUIPMENT

         The following is a summary of property and equipment:


                                                                 DECEMBER 31,
                                                        ------------------------------         JUNE 30,
                                                           1997               1996               1998
                                                        -----------        -----------        -----------
                                                                                              (UNAUDITED)
                  Building and improvements             $   544,825        $   544,825        $   557,825
                  Machinery and equipment                   361,957            408,829            401,353
                  Vehicles                                1,522,173          1,329,419          1,522,173
                                                        -----------        -----------        -----------

                                                          2,428,955          2,283,073          2,481,351
                  Less:  accumulated depreciation          (688,127)          (478,606)          (804,454)
                                                        -----------        -----------        -----------

                                                        $ 1,740,828        $ 1,804,467        $ 1,676,897
                                                        ===========        ===========        ===========


         Property and equipment includes equipment under capital leases of $237,470 at December 31, 1997 and $58,910 at December 31, 1996.
         Accumulated depreciation on equipment under capital leases was $55,399 and $11,450 at December 31, 1997 and 1996, respectively.

3.       NOTES PAYABLE

         Notes payable consist of the following:

                                                                                         DECEMBER 31,
                                                                                   -----------------------       JUNE 30,
                                                                                     1997           1996           1998
                                                                                   --------       --------       --------
                                                                                                               (UNAUDITED)
                      Unsecured demand note payable to a corporation owned
                      by one of the Company's stockholders.  Interest is at
                      18%                                                          $125,063       $      -       $ 80,389

                      Unsecured demand note payable to an individual dated
                      February 1, 1995.  Payments of interest only at a rate
                      of 10% are due monthly                                           --            9,000           --
                                                                                   --------       --------       --------

                                                                                   $125,063       $  9,000       $ 80,389
                                                                                   ========       ========       ========

4.    LONG-TERM DEBT

         Long-term debt consists of the following:


                                                                                  DECEMBER 31,             JUNE 30,
                                                                               1997           1996           1998
                                                                             --------       --------       --------
Mortgage payable to a bank in 59 monthly installments of $3,390, including interest at 10%, commencing October 1995. The mortgage is secured by the Company's real property in Deland,
Florida                                                                      $294,662       $292,375       $258,155
Unsecured note payable to an individual in 150 monthly
installments of $1,000, including interest at 7%, commencing
February 1994                                                                  81,130         84,886         76,121
Note payable to a bank in 71 monthly installments of $1,448,
including interest at 10.75%, commencing November 1995                         58,827         61,021         51,685
Note payable to a bank in 47 monthly installments of $1,935,
including interest at 10.75%, commencing April 1996                            54,516         63,227         45,100
Note payable to a bank in 51 monthly installments of $602,
including interest at 12%, commencing December 1995                            16,633         20,417         12,424
Note payable to a bank in 60 monthly installments of $735,
including interest at 8.75%, commencing September 1994                         16,396         26,891         12,141
Note payable to a bank in 51 monthly installments of $603,
including interest at 12%, commencing December 1995                            15,702         20,069         10,154
Note payable to a bank in 24 monthly installments of $2,367,
including interest at 12.43%, commencing March 1996                            11,989         34,995           --
Note payable to a bank in 24 monthly installments of $2,530,
including interest at 9.35%, commencing August 1996                            17,221         44,594          4,026
Note payable to a bank in 36 monthly installments of $2,881,
including interest at 12%, commencing February 1995                            14,416         37,850           --
Note payable to a bank in 50 monthly installments of $4,892,
including interest at 9.9%, commencing March 1994                               1,102         94,428           --
Note payable to a bank in 36 monthly installments of $392,
including interest at 10%, commencing October 1995                              5,339          7,491          3,393
Note payable to a bank in 60 monthly installments of $1,684
including interest at 9.5%, commencing July 1998                                 --             --          160,000
Mortgage payable to a bank in 284 monthly installments of $891, including interest at 9%, commencing January 1993. The mortgage is secured by the Company's real property in Starke, Florida
                                                                                 --           98,346           --
Notes payable to various banks, financial institutions and individuals in monthly installments totalling $2,622, including interest ranging between 9% and 19.5%. All such notes matured
or were repaid during 1997                                                       --           35,837           --
                                                                             --------       --------       --------

Total                                                                         587,933        922,427        633,199

Current portion of long-term debt                                             121,418        287,143         87,326
                                                                             --------       --------       --------

Long-term debt, net of current portion                                       $466,515       $635,284       $545,873
                                                                             ========       ========       ========

         Following are maturities of long-term debt as of December 31, 1997:


                        Year ending
                        December 31,
                        ------------
                          1998                                                       $121,418
                          1999                                                         71,593
                          2000                                                         59,321
                          2001                                                         39,895
                          2002                                                         29,990
                          Thereafter                                                  265,716
                                                                                    ---------

                                                                                    $ 587,933
                                                                                    =========


         Except as noted above, substantially all long-term debt is secured by machinery, equipment and vehicles.

5.       CAPITAL LEASE OBLIGATIONS

         The Company leases machinery and equipment under capital leases expiring in various years through 2002. The assets and liabilities under capital lease obligations are recorded at the lower of the present values of the minimum lease payments or their fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

         As of December 31, 1997, minimum future lease payments under capital lease obligations are as follows:


                Year ending
                December 31,
                ------------
                  1998                                       $  79,702
                  1999                                          79,702
                  2000                                          63,290
                  2001                                          36,270
                  2002                                           3,023
                                                             ---------

                  Total minimum lease payments                 261,987

                  Less:  amounts representing interest         (19,295)
                                                             ---------

                  Net minimum lease payments                   242,692

                  Less: current portion                        (68,432)
                                                             ---------

                                                             $ 174,260
                                                             =========

6.       COMMITMENTS AND CONTINGENCIES

                  LEASE AGREEMENTS

         The Company leases office space under an operating lease which commenced September 1997 and runs through August 2000. Rent expense for office space totalled $2,354 and $9,782 for the years ended December 31, 1997 and 1996, respectively.

         In addition, the Company leases vehicles and equipment under operating leases which run through the year 2000.

         Minimum annual rental payments under these operating leases are as follows:


                    Year ending
                    December 31,                                                    Office          Equipment
                    ------------                                                    ------          ---------
                        1998                                                       $  20,203       $   20,465
                        1999                                                          22,119            8,200
                        2000                                                          15,177            8,200
                        2001                                                           -                8,200
                        2002                                                           -                4,784
                                                                                   ---------       ----------

                                                                                   $  57,499       $  49,849
                                                                                   =========       ==========


                  RELATED PARTY TRANSACTIONS

         During 1997, revenues included $99,950 of consulting and engineering fees paid by a company which is owned by the stockholders of Weststar.

         During 1997, the Company rented equipment from a stockholder for $42,000.

                  SALE OF ACCOUNTS

         During 1996, Weststar sold a portion of its grease trap business consisting of specific customer routes in North Carolina, Virginia, Tennessee, West Virginia, South Carolina, Alabama, Maryland and the District of Columbia. The sale price totalled $500,000 consisting of $379,000 for the customer routes and $121,000 for a tanker truck used to service the routes. As part of the agreement, Weststar entered into a 10-year covenant not-to-compete with the purchaser in the specified geographic areas. All revenue from the sale was recognized in 1996.

                  PUBLIC OFFERING

         Weststar Environmental, Inc. is in the process of preparing a registration statement under the Securities Act of 1933. Under the terms of the proposed registration, Weststar would offer 1,000,000 shares of its $.001 par value common stock for sale at a purchase price of $5 per share including a detachable warrant. It is anticipated that the shares will be offered by the underwriters on a firm commitment basis. If successful, the offering would provide Weststar with $4,500,000 in proceeds, net of underwriting discounts and commissions.

         Upon the successful completion of the planned offering, Weststar would revoke its election to be treated as an S Corporation (Note 7).

                  GOVERNMENT REGULATION

         Substantially all of the Company's operations are subject to federal, state and local regulations relating to the disposition of environmentally-sensitive waste. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

7.       INCOME TAXES

         B&B Septic and Environmental Services, Inc. is a corporation subject to Federal and State income taxes. As of December 31, 1997, B&B has net operating losses of $95,051 available for carryforward until their expiration in the year 2012.

         During the years ended December 31, 1997 and 1996, Weststar elected to be treated as an S Corporation under the provisions of the Internal Revenue Code and similar provisions of state tax laws. As an S Corporation, the net income or loss of Weststar is reportable by the stockholders who are responsible for any income taxes thereon. Therefore, no provision for income taxes on the income of Weststar has been included in these financial statements.

         If it successfully completes the intended public offering of its common stock during 1998, Weststar will voluntarily revoke its election to be treated as an S Corporation, thereby becoming a taxable entity. As a result, a deferred income tax liability would be recorded and a deferred income tax expense recognized for the year in which the election is terminated based on accumulated temporary differences existing at that date.

         The deferred income tax effect of revoking the S Corporation election, based on accumulated temporary differences existing as of December 31, 1997 are as follows:


                                                                               CURRENT          NONCURRENT
                                                                               -------          ----------
                  Deferred tax assets                                        $ 166,000            $      -
                  Deferred tax liabilities                                     (166,000)           (263,000)
                                                                             ----------           ---------

                  Net deferred tax liabilities                               $        -           $(263,000)
                                                                             ==========           =========

         Deferred income taxes reflect temporary differences in reporting assets and liabilities for financial accounting and income tax purposes. These temporary differences arise from the use of the accrual method of accounting for financial statements and the cash method for taxes, from different depreciation methods used for financial statement and income tax purposes and from tax loss carryforwards.


8.       STOCKHOLDERS' EQUITY

                  RECAPITALIZATION

         On February 16, 1998, Weststar authorized a recapitalization of its equity structure to provide for 10,000,000 authorized shares at a par value of $.001. Simultaneous therewith, Weststar authorized a 15-for-1 stock split to existing shareholders, resulting in a total of 1,500,000 shares issued and outstanding. The capital structure of Weststar has been retroactively restated for all periods presented to reflect the above changes.

                  STOCK ISSUANCE


         During February 1998, Weststar issued 190,000 shares of its common stock to various professionals and consultants in payment for their services. Such compensation was recorded at $47,500, based on the estimated fair value of the stock at the date of issuance.


9.       STOCK OPTION PLAN


         The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") in April 1997 covers up to 1,00,000 shares of the Company's common stock which are issuable upon the exercise of a like number of options. The purpose of the plan is to enable the Company to encourage eligible plan participants to contribute to the success of the Company by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended. The plan is presently administered by the Board. The eligible participants under the plan are determined at the discretion of the Board. Subject to express provisions of the plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of Common Stock to be subject to each option and the duration of the options. Option may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 the Company issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four year period commencing January 1, 1999. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices.

10.      RESTATEMENT



         The Company's 1996 financial statements have been restated to reflect revisions to certain asset and liability accounts. The effect of the restatement on retained earnings and the resultant effect on the statement of operations are as follows:



                                                                                   RETAINED          NET
                                                                                   EARNINGS          LOSS
         Balances at December 31, 1996, as previously reported                   $    34,422      $ (237,102)

         Accrued expenses                                                            (58,138)        (58,138)
         Deferred revenue                                                            284,250         284,250
         Equipment                                                                  (205,071)       (205,071)
                                                                                  ----------      ----------

         Balances at December 31, 1996, as restated                              $    55,463      $ (216,061)
                                                                                 ===========      ==========



11.      SUBSEQUENT EVENTS



                  FINANCING AGREEMENT



         Effective June 3, 1998, the Company obtained a $160,000 bank mortgage on its Starke, Florida real estate. The mortgage is payable in 60 monthly installments of $1,684, including interest at 9.5% with the remaining principal balance due on June 3, 2003.



                  HAULING SERVICES CONTRACT



         On June 5, 1998, Weststar signed an amendment to its contract with Jacksonville Electric Authority ("JEA"). Under the terms of the contract amendment, Weststar will provide biosolids hauling services to JEA for the three-year period ending September 30, 2001 at annual fees not to exceed $1,250,000 per year. Such limitation does not apply to other services Weststar provides to JEA on an emergency basis. The agreement may not be rebid to other contractors during the term of the contract.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           ---------------------------



                TABLE OF CONTENTS
                                               PAGE
                                               ----
Prospectus Summary........................       6
Summary Financial Information.............       9
The Company...............................      10
Risk Factors..............................      10
Use of Proceeds...........................      19
Market for Company Securities and
  Related Securityholder Matters..........      24
Dilution..................................      25
Capitalization............................      25
Dividend Policy...........................      26
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations...............      26
Business..................................      31
Management................................      48
Certain Transactions......................      54
Principal Stockholders....................      58
Description of Securities.................      60
Underwriting..............................      63
Legal Matters.............................      67
Experts...................................      67
Additional Information....................      67
Financial Statements......................      69



                           ---------------------------


UNTIL __________, 1998 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           WESTSTAR ENVIRONMENTAL INC.





                                 1,000,000 UNITS






                             EACH UNIT CONSISTING OF
                        ONE SHARE OF COMMON STOCK, $.001
                          PAR VALUE AND ONE REDEEMABLE
                             STOCK PURCHASE WARRANT










                               P R O S P E C T U S







                               WESTPORT RESOURCES
                            INVESTMENT SERVICES, INC.
                               315 POST ROAD WEST
                           WESTPORT, CONNECTICUT 06880
                                  800-935-0222



                                     , 1998

                           WESTSTAR ENVIRONMENTAL INC.


                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Each of the Underwriters has agreed to indemnify the Company, its officers and directors, and each person who controls it within the meaning of
Section 15 of the Securities Exchange Act of 1933 with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.

         The Florida General Corporation Act (the "Florida GCA") empowers a corporation to indemnify its directors and officers and to purchase D&O Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida GCA; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, the Company intends to purchase D&O Insurance, if such insurance is available at rates which are satisfactory to the Company.

         The Florida GCA provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         Article 7 of the Company's Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than selling discounts and commissions:



           Securities and Exchange Commission Registration Fee..........................     $      4,240.52
           NASD Filing Fee..............................................................            1,937.46
           Blue Sky Legal Fees and Expenses.............................................           25,000.00
           Printing and Engraving Expenses..............................................           40,000.00
           Transfer Agent's Fees and Expenses...........................................            4,000.00
           Accounting Fees and Expenses.................................................           53,000.00
           Legal Fees and Expenses......................................................           95,000.00
           Miscellaneous Expenses.......................................................           11,000.00
                                                                                             ---------------
                Total Estimated Expenses................................................     $    234,177.98
                                                                                             ===============



------------------


         All such expenses will be borne by the Company.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Company did not issue any shares of Common Stock during the years ended December 31, 1997; December 31, 1996 and December 31, 1995. Pursuant to the amendment of the Company's articles of incorporation on February 16, 1998, increasing the Company's authorized capital from 100,000 shares of Common Stock, $1 par value, to 10,000,000 shares of Common Stock, $.001 par value, the Company authorized and effected a stock split. Pursuant to such stock split, the 100,000 outstanding shares of Common Stock, $1 par value, were converted at the rate of 15 for 1 into 1,500,000 shares of Common Stock, $.001 par value, all of which remain currently issued and outstanding. Subsequent to the certificate amendment and stock split, the following unregistered securities were issued by the Company. No underwriting discounts or commissions were paid in connection with the issuance of such securities.

         As of February 1998, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, the Company issued an aggregate of 190,000 shares of Common Stock for services rendered or to be rendered, to Thomas C. Souran (100,000 shares), Environmental and Financial Consulting Inc. (50,000 shares) and Milling Law Offices (40,000 shares). All of the foregoing purchasers are sophisticated investors, are familiar with the business activities of the Company and were given full and complete access to any corporate information requested by them and did in fact review extensive corporation information.

         The shares issued to Thomas C. Souran were issued in connection with a January 1, 1998 Consultant Agreement between the Company and Mr. Souran. The shares issued to Milling Law Offices were issued in connection with legal services. The shares issued to Environmental and Financial Consulting Inc. were issued in connection with financial consulting services rendered by Environmental and Financial Consulting Inc. to the Company in 1997 with regard to arranging several commercial loans for the Company. As of March 9, 1998, William Perry, a principal shareholder of the Company, has owned Environmental and Financial Consulting, Inc.

         All of such purchasers acknowledged that they were acquiring such securities for investment. Restrictive legends were placed on all stock certificates issued in said transactions and stop transfers were placed against all such certificates. Exemption from registration under the Securities Act of 1933, as amended, was claimed pursuant to Section 4(2) of said Act.

         During the current fiscal year and the fiscal years ended December 31, 1997, December 31, 1996, and December 31, 1995, the Company issued an aggregate of 487,500 non-statutory stock options pursuant to the Company's 1997 Nonstatutory Stock Option Plan as set forth in the following table:

                                   Date of            Number of      Exercise                  Exercise
Optionee                          Issuance             Options         Price                    Period
--------                          --------             -------         -----                    ------
Elton Stubbs                  April 28, 1997            140,000           $5         Jan. 1, 1999 - Dec. 31, 2002
John Stubbs                   April 28, 1997            140,000           $5         Jan. 1, 1999 - Dec. 31, 2002
Michael E. Ricks              April 28, 1997             75,000           $5         Apr. 28, 1998 - Apr. 27, 2002
William W. Perry              April 28, 1997             75,000           $5         Apr. 28, 1998 - Apr. 27, 2002
William B. Gray               April 28, 1997             20,000           $5         Apr. 28, 1998 - Apr. 27, 2002
Michael George                April 28, 1997              5,000           $5         Apr. 28, 1998 - Apr. 27, 2002
Dr. John Poser                April 28, 1997              5,000           $5         Apr. 28, 1998 - Apr. 27, 2002
Wendy Stubbs                  April 28, 1997             10,000        $.001         Apr. 28, 1998 - Apr. 27, 2002
David Capps                   April 28, 1997             10,000        $.001         Apr. 28, 1998 - Apr. 27, 2002
George King                   April 28, 1997              1,500        $.001         Apr. 28, 1998 - Apr. 27, 2002
Joseph Baldree                April 28, 1997              1,500        $.001         Apr. 28, 1998 - Apr. 27, 2002
Jeff Kirkendahl               April 28, 1997              1,500        $.001         Apr. 28, 1998 - Apr. 27, 2002
Jim Ricks                     April 28, 1997              1,000        $.001         Apr. 28, 1998 - Apr. 27, 2002
Kristan Lowe                  April 28, 1997              1,000        $.001         Apr. 28, 1998 - Apr. 27, 2002
Genie Dyal                    April 28, 1997              1,000        $.001         Apr. 28, 1998 - Apr. 27, 2002


         Exemption from registration under the Securities Act of 1933, as amended, was claimed pursuant to Section 4(2) of the Act. All of the foregoing persons are familiar with the business prospects and financial status of the Company and were given full and complete access to any corporate information requested by them.


ITEM 27.  EXHIBITS


EXHIBIT NO.                 ITEM
-----------                 ----



       1.1*       Revised form of Agreement Among Underwriters



       1.2*       Revised form of Underwriting Agreement



       1.3*       Revised form of Selected Dealer Agreement



       1.4*       Revised form of Representative's Warrant


       1.5*       Form of Financial Consulting Agreement


       1.6        Supplemental amendment to Underwriting Agreement

         2.* Agreement and Plan of Reorganization dated as of April 29, 1997 by and among the Company, Northstar Holding Corp., Weststar Acquisition Corp., B&B Acquisition Corp., B&B Septic and Environmental Services, Inc. and Michael E. Ricks

         3.1*     Articles of Incorporation file June 26, 1990

         3.2*     Amendment to Articles of Incorporation filed March 12, 1993

         3.3*     Amendment to Articles of Incorporation filed February 16, 1998

         3.4*     By-laws


         4.1*     Specimen Common Stock Certificate



         4.2*     Specimen Redeemable Common Stock Purchase Warrant Certificate



         4.3*     Form of Warrant Agreement between the Company and Warrant
                  Agent


         5.       Opinion and Consent of Counsel

         10.1* Employment Agreement dated April 28, 1997 between the Company and Michael E. Ricks

         10.2* Promissory Note dated October 7, 1998 issued by the Company to G&W Framing Contractors, Inc.

         10.3* Staff Leasing Agreement, dated April 10, 1996 between the Company and Staff Leasing II, L.P.

         10.4* Asset Sale and Purchase Agreement dated as of October 4, 1996 between the Company and CBP Resources, Inc.

         10.5* Agreement between the Company and Food Lion, Inc. dated August 20, 1996.


         10.6* Contract dated October 31, 1997 between the Company and the Jacksonville Electric Authority including Amendment dated June 5, 1998 and Bid Proposal Form



         10.7* Consultant Agreement dated as of January 1, 1998*, including Addendum dated as of June 15, 1998, between the Company and Thomas C. Souran



         10.8*    1997 Nonstatutory Stock Option Plan



         10.9* Noncompetition and Consulting Agreement dated as of October 4, 1996 between Michael E. Ricks and CBP Resources, Inc.



         10.10 Mortgage note, dated October 29, 1990, made by B&B Plumbing and Septic Services, Inc. to SouthTrust Bank of Central Florida in the amount of $230,000.



         10.11* Unsecured note, dated January 31, 1994, made by the Company to Gloria Ferguson et al in the amount of $100,000.



         10.12* Promissory note, dated October 11, 1995, made by the Company to SouthTrust Bank of Central Florida in the amount of $76,284.80.



         10.13* Promissory note, dated March 1, 1996, made by Company to SouthTrust Bank of Central Florida in the amount of $75,000.



         10.14 Promissory note, dated October 25, 1995, made by B&B Septic and Environmental Services, Inc. (a predecessor to the company) to First Union National Bank of Florida in the amount of $24,414.

         10.15* Promissory note, dated September 27, 1994, made by B&B Plumbing and Septic Services, Inc. to First Community Bank in the amount of $35,612.25.



         10.16* Promissory note, dated October 25, 1995, made by the Company to First Union National Bank in the amount of $24,414.



         10.17 Promissory note, dated February 23, 1996, made by the Company to CNB National Bank in the amount of $50,064.



         10.18 Promissory note, dated July 5, 1996, made by the Company to SunTrust Bank, North Central Florida in the amount of $ 55,193.20.



         10.19* Promissory note, dated December 29, 1994, made by the Company to CNB National Bank in the amount of $86,465.75.



         10.20 Promissory note, dated February 10, 1994, made by the Company to First Union Bank of Florida in the amount of $200,000.



         10.21* Promissory note, dated September 11, 1995, made by the Company to SouthTrust Bank of Central Florida in the amount of $12,117.70.



         10.22* Mortgage note, dated June 3, 1998, made by the Company to Primesouth Bank in the amount of $160,000.



         16.*     Letter on Change in Certifying Accountant


         21. Subsidiaries - The Company's sole subsidiary, which is wholly-owned, is B&B Septic and Environmental Services, Inc., a Florida corporation

         23. Consent of Horton & Company L.L.C., independent certified public accountants


         27.      Financial Data Schedule (filed by EDGAR)



         99.*     Consent of Michael J. George, prospective director



------------------

*  Previously Filed



ITEM 28.  UNDERTAKINGS


         (a)      Rule 415 Offering

                  The undersigned Company will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement.

                  (2) For determining any liability under the Securities Act, that each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         (b)      Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 14 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)      Rule 430A

                  The undersigned Company will:

                  (1) For determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Jacksonville, State of Florida, on September 15, 1998.



                                                  WESTSTAR ENVIRONMENTAL INC.


                                                  By /s/ Michael E. Ricks
                                                  -----------------------------
                                                    MICHAEL E. RICKS, President


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signatures                                       Title                                 Date
         ----------                                       -----                                 ----
Principal Executive Officer:

/s/ Michael E. Ricks                                      President                      September 15, 1998
-----------------------------------------------
MICHAEL E. RICKS

Principal Financial and Accounting Officer:

/s/ Keith M. Carter                                       Treasurer                      September 15, 1998
-----------------------------------------------
KEITH M. CARTER

A Majority of the Board of Directors:

/s/ Michael E. Ricks                                      Director                       September 15, 1998
-----------------------------------------------
MICHAEL E. RICKS

/s/ William B. Gray                                       Director                       September 15, 1998
-----------------------------------------------
WILLIAM B. GRAY

/s/ Keith M. Carter                                       Director                       September 15, 1998
-----------------------------------------------
KEITH M. CARTER

/s/ Dr. John S. Poser                                     Director                       September 15, 1998
-----------------------------------------------
DR. JOHN S. POSER

/s/ Thomas F. Fey                                         Director                       September 15, 1998
-----------------------------------------------
THOMAS F. FEY

EXHIBIT NO.                 ITEM
-----------                 ----


         1.1*     Revised form of Agreement Among Underwriters



         1.2*     Revised form of Underwriting Agreement



         1.3*     Revised form of Selected Dealer Agreement



         1.4*     Revised form of Representative's Warrant


         1.5*     Form of Financial Consulting Agreement


         1.6      Supplemental amendment to Underwriting Agreement






         2.* Agreement and Plan of Reorganization dated as of April 29, 1997 by and among the Company, Northstar Holding Corp., Weststar Acquisition Corp., B&B Acquisition Corp., B&B Septic and Environmental Services, Inc. and Michael E. Ricks

         3.1*     Articles of Incorporation file June 26, 1990

         3.2*     Amendment to Articles of Incorporation filed March 12, 1993

         3.3*     Amendment to Articles of Incorporation filed February 16, 1998

         3.4*     By-laws


         4.1*     Specimen Common Stock Certificate



         4.2*     Specimen Redeemable Common Stock Purchase Warrant Certificate



         4.3*     Form of Warrant Agreement between the Company and Warrant
                  Agent


         5.       Opinion and Consent of Counsel

         10.1* Employment Agreement dated April 28, 1997 between the Company and Michael E. Ricks

         10.2* Promissory Note dated October 7, 1998 issued by the Company to G&W Framing Contractors, Inc.

         10.3* Staff Leasing Agreement, dated April 10, 1996 between the Company and Staff Leasing II, L.P.

         10.4* Asset Sale and Purchase Agreement dated as of October 4, 1996 between the Company and CBP Resources, Inc.

         10.5* Agreement between the Company and Food Lion, Inc. dated August 20, 1996.


         10.6* Contract dated October 31, 1997 between the Company and the Jacksonville Electric Authority including Amendment dated June 5, 1998 and Bid Proposal Form



         10.7* Consultant Agreement dated as of January 1, 1998*, including Addendum dated as of June 15, 1998, between the Company and Thomas C. Souran



         10.8*    1997 Nonstatutory Stock Option Plan



         10.9* Noncompetition and Consulting Agreement dated as of October 4, 1996 between Michael E. Ricks and CBP Resources, Inc.

         10.10 Mortgage note, dated October 29, 1990, made by B&B Plumbing and Septic Services, Inc. to SouthTrust Bank of Central Florida in the amount of $230,000.



         10.11* Unsecured note, dated January 31, 1994, made by the Company to Gloria Ferguson et al in the amount of $100,000.



         10.12* Promissory note, dated October 11, 1995, made by the Company to SouthTrust Bank of Central Florida in the amount of $76,284.80.



         10.13* Promissory note, dated March 1, 1996, made by Company to SouthTrust Bank of Central Florida in the amount of $75,000.



         10.14 Promissory note, dated October 25, 1995, made by B&B Septic and Environmental Services, Inc. (a predecessor to the company) to First Union National Bank of Florida in the amount of $24,414.








         10.15* Promissory note, dated September 27, 1994, made by B&B Plumbing and Septic Services, Inc. to First Community Bank in the amount of $35,612.25.



         10.16* Promissory note, dated October 25, 1995, made by the Company to First Union National Bank in the amount of $24,414.



         10.17 Promissory note, dated February 23, 1996, made by the Company to CNB National Bank in the amount of $50,064.



         10.18 Promissory note, dated July 5, 1996, made by the Company to SunTrust Bank, North Central Florida in the amount of $ 55,193.20.

         10.19* Promissory note, dated December 29, 1994, made by the Company to CNB National Bank in the amount of $86,465.75.



         10.20 Promissory note, dated February 10, 1994, made by the Company to First Union Bank of Florida in the amount of $200,000.



         10.21* Promissory note, dated September 11, 1995, made by the Company to SouthTrust Bank of Central Florida in the amount of $12,117.70.



         10.22* Mortgage note, dated June 3, 1998, made by the Company to Primesouth Bank in the amount of $160,000.



         16.*     Letter on Change in Certifying Accountant


         21. Subsidiaries - The Company's sole subsidiary, which is wholly-owned, is B&B Septic and Environmental Services, Inc., a Florida corporation

         23. Consent of Horton & Company L.L.C., independent certified public accountants


         27.      Financial Data Schedule (filed by EDGAR)



         99.*     Consent of Michael J. George, prospective director



------------------

*  Previously Filed